As filed with the Securities and Exchange Commission on August 3, 2005


                                                    Registration No. 333-120506

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                               AMENDMENT NO. 5 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                          DEEP FIELD TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

                           New Jersey 7373 20-1862733
         (State or Other Jurisdiction (Primary Standard (I.R.S. Employer
               of Incorporation or Industrial Identification No.)
                        Organization) Classification Code
                                     Number)

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                    Proposed
 Title of Each                      Proposed         Maximum
    Class of                         Maximum        Aggregate     Amount of Fee
 Securities to    Amount to be   Offering Price  Offering Price   Registration
 be Registered     Registered       Per Share          (1)             (2)
--------------------------------------------------------------------------------
 Class A Common
 Stock, no par     10,050,000                        $3,000           $0.35
     value
--------------------------------------------------------------------------------

(1) The shares included herein are being distributed to the stockholders of iVoice, Inc. No consideration will be received by iVoice, Inc. in consideration of such distribution. Consistent with Rule 457(f)(2), since there is no market for shares being distributed, the filing fee is based on the book value of $3,000 of the spun-off subsidiary's assets.

(2) $31.68 previously paid based upon a $250,000 book value of the spun-off subsidiary's assets with respect to 10,000,000 of the shares to be registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated August 3, 2005


                          Deep Field Technologies, Inc.
                    10,050,000 Shares of Class A Common Stock

      This prospectus relates to the distribution by dividend to all of the stockholders of iVoice, Inc. of up to 10,050,000 shares of Deep Field Technologies, Inc. Class A Common Stock (the "Distribution"). Deep Field Technologies is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by Deep Field Technologies.

      Deep Field Technologies is currently a wholly-owned subsidiary of iVoice, Inc. and after the Distribution Deep Field Technologies will be an independent public company.

      Holders of iVoice common stock, other than affiliates of iVoice, Inc., will receive one share of Deep Field Technologies Class A Common Stock for every 988 shares of iVoice common stock that they hold. Holders of less than 988 shares of iVoice common stock will receive one share of Deep Field Technologies Class A Common Stock. Following the Distribution, 100% of the outstanding Deep Field Technologies Class A Common Stock will be held by non-affiliates of Deep Field Technologies or iVoice, Inc. and 100% of the outstanding Deep Field Technologies Class B Common Stock (including securities convertible into such shares) will be beneficially owned by affiliates of Deep Field Technologies or iVoice, Inc. No such affiliates will receive shares of Deep Field Technologies Class A Common Stock in the Distribution.

      You may be required to pay income tax on all or a portion of the value of the shares of Deep Field Technologies Class A Common Stock received by you in connection with this Distribution.

      Currently, no public market exists for Deep Field Technologies Class A Common Stock.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 11.

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 2005.

                                TABLE OF CONTENTS

                                                                           Page

PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE DISTRIBUTION..................................................4

SUMMARY CONDENSED FINANCIAL INFORMATION......................................9

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE..................10

RISK FACTORS................................................................11

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................27

USE OF PROCEEDS.............................................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS.............................................................27

OUR BUSINESS................................................................39

DEEP FIELD TECHNOLOGIES' MANAGEMENT.........................................45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................49

PRINCIPAL STOCKHOLDERS......................................................51

DESCRIPTION OF SECURITIES...................................................52

THE DISTRIBUTION............................................................55

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION.........................61

CHANGES IN ACCOUNTANTS......................................................62

REASONS FOR FURNISHING THIS DOCUMENT........................................62

RELATIONSHIP BETWEEN IVOICE AND DEEP FIELD TECHNOLOGIES FOLLOWING THE
     DISTRIBUTION...........................................................62

WHERE YOU CAN FIND MORE INFORMATION.........................................63

INDEX TO FINANCIAL STATEMENTS..............................................F-1

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS...........................II-1


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                               PROSPECTUS SUMMARY

Overview

      Deep Field Technologies, Inc., which we refer to in this prospectus as "Deep Field Technologies," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide Deep Field Technologies with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, Deep Field Technologies' business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to Deep Field Technologies its Unified Messaging software business, including all intellectual property of iVoice relating to the Unified Messaging software business and related liabilities. Following the Distribution, Deep Field Technologies will own and operate iVoice's Unified Messaging software business. Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two new companies and intends to distribute the stock of those two companies to its stockholders. iVoice will retain cash assets of approximately $6.7 million, no part of which will be transferred to Deep Field Technologies. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments. Deep Field Technologies will be a development stage company following the Distribution. Following the Distribution, Deep Field Technologies may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Deep Field Technologies. Deep Field Technologies may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Deep Field has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      Deep Field Technologies intends to continue to develop, market and license the Unified Messaging line of computerized telephony software. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop computer or the telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a web browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

      In September 2004, iVoice announced its intention to distribute Deep Field Technologies Class A Common Stock to its stockholders and to contribute to Deep Field Technologies its Unified Messaging systems business upon the effectiveness of required Securities Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the Distribution.

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice and its stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and that the spin off of the Unified Messaging business into Deep Field Technologies has provided greater access to capital by allowing the financial community to focus solely on Deep Field Technologies and its Unified Messaging software business as a stand alone company. In determining the terms of the spin off of the Unified Messaging business and the Distribution, the board considered the ability of iVoice to satisfy its working capital needs as a whole as against the ability of the Unified Messaging business to satisfy its capital needs as a stand alone company. iVoice's present plan, which is subject to change, is to become a technology licensing company, and, in order to effectuate that business plan, iVoice would need to significantly expand its research and development and hire different types of personnel. In addition, the iVoice board believed that, as a result of each company's business plan, the Unified Messaging business as a stand-alone company would more easily be able to obtain financing from third parties than iVoice would. After considering these issues and the relative working capital needs of iVoice and Deep Field Technologies, the iVoice board elected not to transfer any part of the current cash balance of iVoice to Deep Field Technologies.

      Prior to and after the Distribution, members of the Board of Directors and management of iVoice and Deep Field Technologies have had and will have a variety of conflicts of interest, as Mr. Jerome Mahoney, the Chairman of the Board of Deep Field Technologies, will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. In addition, following the Distribution, Mr. Mahoney will own iVoice shares and have the right to convert $190,000 of indebtedness (plus accrued and unpaid interest) into 190,000 shares (not including shares attributable to conversion of accrued and unpaid interest, which interest, as of March 31, 2005 totaled $26,334.97) of Deep Field Technologies Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price." Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. For example, if Mr. Mahoney converts $190,000 of his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of Deep Field Technologies, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders. In addition, Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of Deep Field Technologies and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when Deep Field Technologies' directors and management are faced with decisions that could have different implications for Deep Field Technologies and iVoice.

      On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock had commenced trading on the Over-the-Counter Bulletin Board.

      On February 28, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies. On February 28, 2005, Deep Field Technologies borrowed an additional $100,000 pursuant to the promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, Deep Field Technologies paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, Deep Field Technologies received a credit for fees that would otherwise have been payable upon the issuance of the $400,000 in replacement notes. Deep Field Technologies paid Cornell Capital a fee of $10,000 in connection with its $100,000 borrowing. Deep Field Technologies' obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of Deep Field Technologies' assets. iVoice has also guaranteed the payment of all amounts payable by Deep Field Technologies pursuant to the secured promissory note, which guarantee will terminate on the date the registration statement of which this prospectus forms a part is effective.

      Why iVoice Sent This Document To You

      iVoice, Inc. sent you this document because you were an owner of iVoice common stock on the record date. This entitles you to receive a distribution of one share of Class A Common Stock of Deep Field Technologies, Inc., which is currently a wholly-owned subsidiary of iVoice, for every 988 iVoice shares you owned on that date. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Deep Field Technologies shares.

      This document describes Deep Field Technologies' business, the relationship between iVoice and Deep Field Technologies, and how this transaction benefits iVoice and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of Deep Field Technologies stock that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Deep Field Technologies' businesses, which are described in this document beginning on page 11.

About Us

      Deep Field Technologies was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. Deep Field Technologies received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of Deep Field Technologies. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology 2 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of Deep Field Technologies in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and assigned to Deep Field Technologies.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. We will be setting up a company website, which will be located at www.deep-field.net

                           SUMMARY OF THE DISTRIBUTION

Distributing Company        iVoice, Inc., a New Jersey corporation. As used in
                            this prospectus, the term iVoice includes iVoice, Inc. and its wholly-owned and majority-owned subsidiaries, other than the Company, as of the relevant date, unless the context otherwise requires.

Distributed Company         Deep Field Technologies, Inc., a New Jersey
                            corporation. As used in this prospectus, the terms
                            Deep Field Technologies, the Company, we, our, us and similar terms mean Deep Field Technologies, Inc., as of the relevant date, unless the context otherwise requires.


Deep Field Technologies     iVoice will distribute to iVoice stockholders an
shares to be distributed    aggregate of up to 10,050,000 shares of Class A
                            Common Stock, no par value per share, of Deep Field
                            Technologies. Mr. Mahoney has agreed to forego receiving any shares of Deep Field Technologies
                            Class A Common Stock that he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock . Based on approximately
                            9,994,728,373 iVoice shares outstanding on the Record Date, as defined below, one share of Deep
                            Field Technologies Class A Common Stock will be distributed for approximately every 988 shares of iVoice common stock outstanding on the Record Date.
                            Deep Field Technologies currently has 10,050,000 shares of Class A Common Stock outstanding. A
                            100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement of which this prospectus is a part. The shares of Deep Field Technologies Class A Common
                            Stock to be distributed will constitute 100% of the Deep Field Technologies Class A Common Stock outstanding after the Distribution. Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of Deep Field
                            Technologies Class A Common Stock and Deep Field
                            Technologies will be an independent public company.


Record Date                 If you own iVoice shares at the close of business
                            on July 29, 2005 (the "Record Date"), then you will receive Deep Field Technologies Class A Common
                            Stock in the Distribution. If you own fewer than 988 iVoice shares on the Record Date, then you will receive one share of Deep Field Technologies
                            Class A

                            Common Stock.

Distribution Date           We currently anticipate that the Distribution will
                            occur near the effective date of the registration statement. If you are a record holder of iVoice stock, instead of physical stock certificates you will receive from Deep Field Technologies' transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the shares of Deep Field
                            Technologies Class A Common Stock distributed to you. If you are not a record holder of iVoice stock because such shares are held on your behalf by your stockbroker or other nominee, your Deep Field
                            Technologies Class A Common Stock should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution                On the Distribution Date, the distribution agent
                            identified below will begin distributing certificates representing our Class A Common Stock to iVoice stockholders that have requested physical certificates. You will not be required to make any payment or take any other action to receive your shares of our Class A Common Stock. The distributed shares of our Class A Common Stock will be freely transferable unless you are issued shares in respect of restricted shares of iVoice common stock.

Distribution ratio          iVoice will distribute to iVoice stockholders an
                            aggregate of up to 10,050,000 shares of Class A
                            Common Stock of Deep Field Technologies, based on
                            approximately 9,994,728,373 iVoice shares
                            outstanding on the record date.  Mr. Mahoney has
                            agreed to forego receiving any shares of Deep Field
                            Technologies Class A Common Stock that he is or
                            would be entitled to receive in the Distribution by
                            virtue of his ownership of either iVoice Class A
                            Common Stock or iVoice Class B Common Stock.  The
                            actual number of iVoice shares outstanding on the
                            Record Date that will participate in the
                            Distribution is 9,884,728,373.    Therefore, for
                            every 988 shares of iVoice common stock that you own of record on July 29, 2005, you will receive one share of Deep Field Technologies Class A Common
                            Stock. The Distribution ratio is subject to change depending upon the number of outstanding shares of iVoice common stock on the Record Date. If you own fewer than 988 shares of iVoice common stock, you will receive one share of Deep Field Technologies
                            Class A Common Stock in the Distribution. iVoice shareholders are not receiving shares of Deep Field
                            Technologies Class A Common Stock on a one-for-one basis because Deep Field Technologies' management has determined that a more modest capital structure and fewer outstanding shares of common stock would be more beneficial for stockholders.

Distribution Agent          Fidelity Transfer Company. Their address is 1800
                            South West Temple, Suite 301, Salt Lake City, Utah
                            84115. Their telephone number is (801) 484-7222.

Transfer Agent and          Fidelity Transfer Company. Their address is 1800
Registrar for the Deep      South West Temple, Suite 301, Salt Lake City, Utah
Field Technologies shares   84115. Their telephone number is (801) 484-7222.
Fractional shares of our    iVoice will not distribute any fractional shares of
common stock                Deep Field Technologies Class A Common Stock. In
                            lieu of distributing a fraction of a share of our Class A Common Stock to any iVoice stockholder, fractional shares will be rounded up to the next higher whole number of shares.

Trading market              We anticipate that our Class A Common Stock will be
                            traded on the Over-the-Counter Bulletin Board under the proposed symbol "____." We expect that a market maker will apply for quotation on the Over-the-Counter Bulletin Board on our behalf prior to the Distribution. No public trading market for our Class A Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Class A Common Stock in the distribution, referred to as a when-issued market, may develop on or after the record date for the distribution.

Dividend policy             iVoice has not paid cash dividends in the past, and
                            we anticipate that following the Distribution neither Deep Field Technologies nor iVoice will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Deep Field
                            Technologies and iVoice will be at the sole discretion of their respective boards of directors.

Risk factors                The distribution and ownership of our Class A
                            Common Stock involve various risks. You should read carefully the factors discussed under "Risk
                            Factors" beginning on page 11. Several of the most significant risks of the Distribution include:

                            o The Distribution may cause the trading price of iVoice Common Stock to decline.

                            o Substantial sales of shares of Deep Field Technologies Class A Common Stock may have an adverse impact on the trading price of our Class A Common Stock.

                            o There has not been a prior trading market for Deep Field Technologies Class A Common Stock and a trading market for our Class A Common Stock may not develop.

                            o The Distribution of Deep Field Technologies Class A Common Stock may result in tax liability to you.

                            o     iVoice has in the past, and Deep Field
                                  Technologies may in the future, sell or issue additional unregistered convertible securities which are convertible into common shares of Deep Field Technologies, without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal income tax          iVoice and Deep Field Technologies do not intend
consequences                for the Distribution to be tax-free for U.S.
                            federal income tax purposes. You will be required to pay income tax on the value of your shares of Deep Field Technologies Class A Common Stock received to the extent of the current or accumulated earnings and profits of iVoice. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our relationship with       Prior to the Distribution, iVoice and Deep Field
iVoice after the            Technologies have entered or will enter into
distribution                agreements to transfer to Deep Field Technologies
                            selected assets and liabilities of iVoice related to Deep Field Technologies' business and to make arrangements for the Distribution. iVoice and Deep
                            Field Technologies have entered into an
                            administrative services agreement for the provision of certain services by iVoice to Deep Field
                            Technologies following the Distribution. The administrative services agreement will continue on a month to month basis until Deep Field
                            Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that Deep Field Technologies will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and Deep Field
                            Technologies.  See "Certain Relationships and
                            Related

                            Transactions." In addition, after the Distribution, we anticipate that one of Deep Field Technologies' two directors will also be a director of iVoice. After the Distribution, any arrangements with iVoice that may occur will not be deemed to be on an "arms-length" basis because of the relationships between the boards of directors and executive officers of Deep Field Technologies and iVoice, but we will seek to establish terms and conditions at least as favorable as those that could be obtained from an independent third party.

Board of Directors of Deep  After the Distribution, Deep Field Technologies is
Field Technologies          expected to have an initial board of two directors.
                            The initial directors will serve one-year terms.
                            Jerome R. Mahoney and Mark Meller have been identified to serve on the initial board. Jerome R.
                            Mahoney expects to remain on iVoice's board following the Distribution Date.

Management of Deep Field    Mr. Mahoney will serve as Chairman of the Board of
Technologies                Deep Field Technologies and will continue to serve
                            as Chairman of the Board and Chief Executive
                            Officer of iVoice, and Mark Meller will serve as President, Chief Executive Officer and Chief
                            Financial Officer of Deep Field Technologies.
                            Neither of Mr. Mahoney nor Mr. Meller will provide services to Deep Field Technologies on a full-time basis.

Conflicts of Interest       After the Distribution, Mr. Mahoney, the Chairman
                            of the Board of Deep Field Technologies, will continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. Further, Mr.
                            Mahoney will own both iVoice shares and have the right to convert $190,000 of indebtedness (and the amount of accrued and unpaid interest on such indebtedness) into more than 190,000 shares of Deep
                            Field Technologies Class B Common Stock which is convertible into the number of shares of Class A
                            Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A
                            Common Stock we may be required to issue to Mr.
                            Mahoney upon the conversion of this indebtedness.
                            See "Potential Dilution Due to Conversion at Below
                            Market Price." Each share of Class B Common Stock has voting rights equal to 100 shares of Class A
                            Common Stock.  For example, if Mr. Mahoney converts
                            $190,000 of his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of Deep Field Technologies, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders. In addition, Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of Deep Field
                            Technologies and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when Deep Field Technologies' directors and management are faced with decisions that have different implications for Deep Field
                            Technologies and iVoice, such as potential business acquisitions to be made by Deep Field Technologies or disputes arising out of any agreements between the two companies. Deep Field Technologies does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Certain Anti-takeover       Some of the provisions of Deep Field Technologies'
Effects                     certificate of incorporation and bylaws may have
                            the effect of making the acquisition of control of Deep Field Technologies in a transaction not approved by Deep Field Technologies' board of directors more difficult.

Stockholder inquiries       Any persons having inquiries relating to the
                            Distribution should contact the Shareholder
                            Services department of the distribution agent at
                            (801) 484-7222 or Deep Field Technologies, in writing at Deep Field Technologies, Inc., 750
                            Highway 34, Matawan, NJ 07747 Attention: Investor
                            Relations, or by email at information@ivoice.com, or by telephone at (732) 441-7700.

                          SUMMARY CONDENSED FINANCIAL INFORMATION

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. Deep Field Technologies has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to Deep Field Technologies. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to Deep Field Technologies by iVoice based upon a ratio of revenue of Deep Field Technologies over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if Deep Field Technologies had performed these functions as a stand-alone company. Deep Field Technologies relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of Deep Field Technologies had it been a stand-alone company.

                                For the     For the
                                 Three       Three
                                Months      Months     For the    For the Year
                                 Ended       Ended    Year Ended      Ended
                               March 31,   March 31,   December    December 31,
                                 2005        2004      31, 2004        2003
                              ----------   ---------  ----------  -------------
Statement of Operations Data:  $     112    $  2,852  $    7,344   $   8,505
Sales
--------------------------------------------------------------------------------
Cost of sales                        - -       1,138       2,352       3,447
--------------------------------------------------------------------------------
Gross profit                         112       1,714       4,992       5,058
--------------------------------------------------------------------------------
Selling, general, and             62,876      12,419     125,738      24,288
Administrative expenses
--------------------------------------------------------------------------------
Loss from operations             (62,764)    (10,705)   (120,746)    (19,230)
--------------------------------------------------------------------------------
Net Loss                       $ (77,397)  $ (44,071) $ (194,261)  $ (28,938)
--------------------------------------------------------------------------------

                                           March 31,    December   December 31,
                                             2005       31, 2004       2003
                                          -----------  ----------  ------------
Balance Sheet Data:
--------------------------------------------------------------------------------
Current Assets                              $378,567    $302,883         $390
--------------------------------------------------------------------------------
Liabilities                                  600,706     447,625       $    0
--------------------------------------------------------------------------------
Stockholders' equity (deficiency)           (222,139)   (144,742)        $390
--------------------------------------------------------------------------------

           POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE


      The net tangible book value of Deep Field Technologies as of December 31, 2004 was ($144,742) or ($.0144) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Deep Field Technologies (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to Deep Field Technologies, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted if common stock is issued under the proposed equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the proposed equity line of credit if Deep Field Technologies is able to obtain the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that Deep Field Technologies will issue 1,052,6341,579 shares of Class A Common Stock under its proposed equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee), less a retention fee of $600,000, offering expenses of $113,500, and repayment of the promissory note, our net tangible book value as of December 31, 2004 would have been $8,741,758 or $0.00804 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $.02244 per share and an immediate dilution to new stockholders of $0.00196 per share, or 19.6%. The following table illustrates the per share dilution:

Assumed public offering price per share                           $      0.01000
Net tangible book value per share before this     ($.01440)
offering
Increase attributable to new investors             $.02244
                                                   ----------
Net tangible book value per share after this
offering                                                          $      0.00804
                                                                  --------------
Dilution per share to new stockholders                            $      0.00196
                                                                  ==============

      The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices (assuming that Mr. Mahoney converts $190,000 of indebtedness):

            Assumed Market          No. of Shares to        Dilution per Share
                Price                be issued (1)          to New Investors
          -------------------      -------------------     --------------------
                $0.0100              1,052,631,579                  $0.00196
                $0.0075              1,403,508,772                  $0.00146
                $0.0050              2,105,263,158                  $0.00096
                $0.0025              4,210,526,316                  $0.00048


                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Distribution and Deep Field Technologies' business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Deep Field Technologies could be materially adversely affected. If that happens, the trading prices of Deep Field Technologies shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Distribution and Deep Field Technologies. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

Deep Field Technologies will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the unified messaging industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time its Unified Messaging software has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face as they are described herein.

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

      Deep Field Technologies has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, Deep Field Technologies does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Deep Field Technologies and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. iVoice has operated the Unified Messaging software business since the first quarter of 2000. After the Distribution, Deep Field Technologies will be able to rely only on the Unified Messaging software business for such requirements. The Unified Messaging software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, Deep Field Technologies' business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, Deep Field Technologies will maintain its own credit and banking relationships and perform its own financial and investor relations functions. Deep Field Technologies may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and Deep Field Technologies' likely will as well.

      iVoice, of which Deep Field Technologies was a part, has incurred recurring operating losses. iVoice used cash in operations of approximately $1,213,000 and $1,142,000 during the years ended December 31, 2004 and 2003, respectively, and has a history of net losses. iVoice had a cash balance of approximately $8,000,000 and $4,500,000 at December 31, 2004 and 2003,
respectively, and current assets exceeded current liabilities by approximately $5,100,000 and $3,200,000 at December 31, 2004 and 2003, respectively. iVoice had stockholders' equity of approximately $5,400,000 and $3,400,000 at December 31, 2004 and 2003, respectively. The Unified Messaging software business had net losses of approximately $194,000 and $29,000 for the years ended December 31, 2004 and 2003, respectively, and used cash in operations of approximately $150,000 and $27,000 during the years ended December 31, 2004 and 2003, respectively . iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2004 and the three months ending March 31, 2005, substantially all of this financing has been provided by Cornell Capital Partners. There can be no assurance that Deep Field Technologies will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

      The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see "Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Deep Field Technologies has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      Deep Field Technologies has received a report from its independent auditors for the fiscal years ended December 31, 2004 and December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on our business and operations and result in charges that would be material to our business and results of operations.

      Deep Field Technologies' future revenue and operating results are unpredictable and may fluctuate, which could cause Deep Field Technologies' stock price to decline.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased or uneven expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets;

      o     the market's transition between operating systems; and

      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

Deep Field Technologies has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.


      We have relied on the private placement of convertible debentures and promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, we have outstanding convertible obligations. The $190,000 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney's option, principal and interest due on the note can be converted into shares of the Company's Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.


      In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

      In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock,

      o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

      o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

      o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

      o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

      In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

      We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

      If the market price of our Class A Common Stock decreases after issuance of our convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

      For more information, please see "Potential Dilution Due to Conversion at Below Market Price."

If Deep Field Technologies loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Mark Meller, our Chairman of the Board and our President, Chief Executive Officer and Chief Financial Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, Deep Field Technologies has entered into employment contracts with Jerome Mahoney and Mark Meller.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      Deep Field Technologies may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of Deep Field Technologies. Deep Field Technologies may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on Deep Field Technologies' operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on Deep Field Technologies' business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of Deep Field Technologies to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of Deep Field Technologies. Furthermore, through the acquisition of additional businesses, Deep Field Technologies may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While Deep Field Technologies may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, Deep Field Technologies, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, Deep Field Technologies has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of Deep Field Technologies' Board of Directors and management may have conflicts of interest after the Distribution; Deep Field Technologies does not have any formal procedure for resolving conflicts in the future.

      After the Distribution, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of Deep Field Technologies Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into one share of Deep Field Technologies Class B Common Stock for each dollar of accrued and unpaid interest. As of March 31, 2005, accrued and unpaid interest on this indebtedness was $26,334.91. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, following the Distribution, we anticipate that Mr. Mahoney, the Chairman of the Board of Deep Field Technologies will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when Deep Field Technologies' directors and management are faced with decisions that could have different implications for Deep Field Technologies and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, Deep Field Technologies and any other projects. Other examples could include potential business acquisitions that would be suitable for either Deep Field Technologies or iVoice, activities undertaken by iVoice in the future that could be in direct competition with Deep Field Technologies, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and Deep Field Technologies following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of Deep Field Technologies following the Distribution. Furthermore, Deep Field Technologies does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

Deep Field Technologies' industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

Deep Field Technologies stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the possible sale of Class A Common Stock on the terms of the non-binding commitment from Cornell Capital Partners, L.P. (see "Certain Relationships and Related Transactions" beginning on page 49), Deep Field Technologies stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on Deep Field Technologies' shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Deep Field Technologies Class A Common Stock.

      Except for the potential sale of Class A Common Stock to Cornell Capital partners on the terms of the non-binding letter of commitment, Deep Field Technologies has no expectations or plans to conduct future equity offerings. Management believes that, if the transaction contemplated by the non-binding commitment are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the Distribution. However, Cornell Capital Partners is under no obligation to execute any definitive agreements with Deep Field Technologies. Furthermore, if a definitive agreement is executed, Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock unless certain conditions are satisfied by Deep Field Technologies, including completion of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to such Class A Common Stock declared effective. If Cornell Capital Partners does not execute the definitive agreements or Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $240,000 and, assuming that Deep Field Technologies has no revenues, Deep Field Technologies expects to have aggregate cash expenditures of approximately $240,000 which includes salaries of Deep Field Technologies' officers and employees for the year ending December 31, 2005. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and Deep Field Technologies is unable to obtain funds from the equity line of credit, management believes that Deep Field Technologies can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in Deep Field Technologies' industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

Deep Field Technologies faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor Deep Field Technologies has experienced any pressure from price competition on the pricing of its Unified Messaging software products in the past, but Deep Field Technologies believes that this pressure could occur in the future.

Deep Field Technologies may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected.

Deep Field Technologies may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We intend to assume iVoice's relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice's existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice's existing distribution channels and we cannot develop our own new distribution channels this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit Deep Field Technologies' sales and penetration into the marketplace.

      Deep Field Technologies only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from Deep Field Technologies may not return such products to Deep Field Technologies under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products.

Deep Field Technologies may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. We intend to assume iVoice's existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice's existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. Deep Field Technologies does not have any material relationship with any single distributor or reseller.

The limited scope of results of Deep Field Technologies' research and development may limit the ability of Deep Field Technologies to expand or maintain its sales and products in a competitive marketplace.

      Deep Field Technologies currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place Deep Field Technologies at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within Deep Field Technologies, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

      Such limited research and development may also adversely affect the ability of Deep Field Technologies to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If Deep Field Technologies must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

Deep Field Technologies relies on third party technologies which may not support Deep Field Technologies products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

Deep Field Technologies faces aggressive competition in many areas of the business, and the business will be harmed if Deep Field Technologies fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, through the possible sale of Class A Common Stock on the terms of the non-binding letter of intent to provide an equity line of credit from Cornell Capital Partners.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with Deep Field Technologies. Furthermore, if definitive agreements are executed Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock, Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by Deep Field Technologies, including completing of the Distribution, listing our Class A Common stock on the Over-the-Counter Bulletin Board and having the registration statement relating to such Class A Common Stock declared effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If Cornell Capital Partners does not execute the definitive agreements or Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not have sufficient capital resources to operate our business and we have no current plans to obtain other financing. If we obtain the equity line of credit, we cannot assure you that we will be able to access such financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Our obligations under the secured promissory note are secured by substantially all of our assets.

      Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Chairman of the Board of Deep Field Technologies, may have control over the management and direction of Deep Field Technologies.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness, together with any accrued but unpaid interest on such indebtedness, into 190,000 shares (not including shares receivable upon conversion of accrued and unpaid interest on the promissory note) of Deep Field Technologies Class B Common Stock, which Class B Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at a rate of 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of Deep Field Technologies, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

      In addition, Mark Meller, our Chief Executive Officer and Chief Financial Officer, has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to certain shares of our Common Stock that are owned at any time by Mr. Meller.

Deep Field Technologies' management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and Deep Field Technologies, as a business, may fail.

Deep Field Technologies relies on intellectual property and proprietary rights which may not remain unique to Deep Field Technologies.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

Deep Field Technologies may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

Deep Field Technologies may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, Deep Field Technologies has entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing Deep Field Technologies with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where Deep Field Technologies needs assistance and support. The agreement will continue following the completion of the Distribution on a month-to-month basis. Upon termination of the agreement, Deep Field Technologies will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which Deep Field Technologies has been required to pay under the administrative services agreement.

Risks Relating to the Distribution

The Distribution may cause the trading price of iVoice common stock to decline.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the intended distributions of the two other new subsidiaries of iVoice to the iVoice stockholders, iVoice's operating assets will consist of its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the Deep Field Technologies Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution.

      The combined trading prices of iVoice common stock and the Deep Field Technologies Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the Deep Field Technologies Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

Substantial sales of shares of Deep Field Technologies Class A Common Stock may have an adverse impact on the trading price of the Deep Field Technologies Class A Common Stock.

      After the Distribution, some Deep Field Technologies stockholders may decide that they do not want shares in a company consisting of the Unified Messaging software operations, and may sell their Deep Field Technologies common stock following the Distribution.

      Based on the number of shares of iVoice common stock anticipated to be outstanding on the record date and the number of shares of iVoice common stock anticipated to be outstanding on the Record Date and that will actually participate in the Distribution, iVoice will distribute to iVoice stockholders a total of up to 10,050,000 shares of Deep Field Technologies Class A Common Stock. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (1) shares of Deep Field Technologies Class A Common Stock held by affiliates of Deep Field Technologies or (2) shares which are issued in respect of restricted shares of iVoice common stock. Deep Field Technologies cannot predict whether stockholders will resell large numbers of shares of Deep Field Technologies Class A Common Stock in the public market following the Distribution or how quickly they may resell these shares of Deep Field Technologies Class A Common Stock. If Deep Field Technologies stockholders sell large numbers of shares of Deep Field Technologies Class A Common Stock over a short period of time, or if investors anticipate large sales of shares of Deep Field Technologies Class A Common Stock over a short period of time, this could adversely affect the trading price of the Deep Field Technologies Class A Common Stock.

There has not been any prior trading market for the Deep Field Technologies Class A Common Stock and a trading market for the Deep Field Technologies Class A Common Stock may not develop.

      There is no current trading market for the Deep Field Technologies Class A Common Stock, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the Deep Field Technologies Class A Common Stock will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "___."

      Shares of Deep Field Technologies Class A Common Stock may not be actively traded or the prices at which the Deep Field Technologies Class A Common Stock will trade may be low. Some of the iVoice stockholders who receive Deep Field Technologies Class A Common Stock may decide that they do not want shares in a company consisting of a Unified Messaging software business, and may sell their shares of Deep Field Technologies Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in Deep Field Technologies Class A Common Stock for a period of time following the Distribution. Until the shares of Deep Field Technologies Class A Common Stock are fully distributed and an orderly market develops, the prices at which the Deep Field Technologies Class A Common Stock trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Deep Field Technologies Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Deep Field Technologies' results of operations, what investors think of Deep Field Technologies and the unified messaging software industry, changes in economic conditions in the unified messaging software industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the Deep Field Technologies Class A Common Stock.

Our common stock is deemed to be "penny Stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether in investment in a penny stock is a suitable investor for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If we are able to sell shares of our Class A Common Stock to Cornell Capital Partners, stockholders would experience significant dilution from such sale of shares.

      Under the terms of the non-binding letter of intent received by Deep Field Technologies, if we executed definitive agreements and satisfy the conditions therein, Deep Field Technologies may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under " -- We may not be able to access sufficient funds when needed," the commitment provides that our ability to obtain funds under any definitive agreement will be subject to the satisfaction of certain conditions that we may not be able to satisfy. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If we consummate the transactions contemplated by the commitment and are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of Class A Common Stock. If our stock price is lower, then Deep Field Technologies stockholders would experience greater dilution.

The Distribution of Deep Field Technologies Class A Common Stock may result in tax liability to you.

      You will be required to pay income tax on the value of your shares of Deep Field Technologies Class A Common Stock received to the extent of the current or accumulated earnings and profits of iVoice. Any excess will be treated as a tax-free return of capital and thereafter as capital gain. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

      Deep Field Technologies will receive no proceeds from the distribution of securities in this Distribution.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview

      Deep Field Technologies has traditionally operated as a non-reporting component of iVoice and accordingly the financial statements discussed below have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of Deep Field Technologies had it been a stand-alone entity.

      Deep Field Technologies seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide Deep Field Technologies with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, Deep Field Technologies' business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to Deep Field Technologies its Unified Messaging software business and related liabilities, including all intellectual property of iVoice relating to the Unified Messaging software business. The board and management of iVoice has elected not to transfer any part of the working cash balance of iVoice to Deep Field Technologies. Based upon the current intention of Deep Field Technologies not to conduct any research and development or hire additional employees and instead focus on the sale of the existing Unified Messaging technology, the board has determined that, on balance, Deep Field Technologies has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that Deep Field Technologies has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

      The emerging nature of the unified messaging industry and unforeseen expenses from the separation from iVoice, make it difficult to assess the future growth of Deep Field Technologies.

      The Unified Messaging software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, Deep Field Technologies' business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, Deep Field Technologies will develop and maintain its own credit and banking relationships and perform its own financial and investor relations functions. Deep Field Technologies may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

      Deep Field Technologies has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. Our financing needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of definitive documents executed pursuant to the non-binding letter of intent Deep Field Technologies has received from Cornell Capital. Such Class A Common Stock would then be sold to Cornell Capital Partners at the discretion of the Company to fund working capital needs. However, Cornell Capital Partners is under no obligation to execute any definitive agreements with Deep Field Technologies. Furthermore, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock until the execution of the definitive agreements, following which Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by Deep Field Technologies, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. See "-- Liquidity and Capital Resources." If Cornell Capital Partners does not execute the definitive agreements or Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of any definitive documents, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Separation from iVoice

      Deep Field Technologies was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. Deep Field Technologies will have no material assets or activities until the contribution of the IVR software business described in this prospectus. After the Distribution, Deep Field Technologies will be an independent public company, with iVoice having no continuing ownership interest in Deep Field Technologies.

Separation From iVoice

      Deep Field Technologies was incorporated under the laws of the State of New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice. Deep Field Technologies will have no material assets or activities until the contribution of the Unified Messaging software business described in this prospectus. After the Distribution, Deep Field Technologies will be an independent public company, with iVoice having no continuing ownership interest in Deep Field Technologies.

      On November 11, 2004, Deep Field Technologies received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of Deep Field Technologies. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Meller and the administrative services agreement. Since this assignment, iVoice Technology 2 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of Deep Field Technologies in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and assigned to Deep Field Technologies.

      Deep Field Technologies' financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to Deep Field Technologies from iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what Deep Field Technologies' results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      Deep Field Technologies will operate the Unified Messaging software business. This business has historically operated as a non-reportable segment of iVoice due to its low sales volume and business activity relative to iVoice's other business activities. Even if Deep Field Technologies was to operate the Unified Messaging business on a stand alone basis, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of Unified Messaging. Deep Field Technologies intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for Unified Messaging. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on Unified Messaging, Deep Field Technologies' lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of the registration statement of which this prospectus is a part, Deep Field Technologies will be allocated the iVoice corporate assets, liabilities and expenses related to the Unified Messaging software business, including the Unified Messaging software and all intellectual property of iVoice relating to the Unified Messaging software business and the assignment of iVoice's existing agreements and arrangements with dealers and resellers. This allocation of assets, liabilities and expenses will be based on an estimate of the proportion of such amounts allocable to Deep Field Technologies, utilizing such factors as total revenues, employee headcount and other relevant factors. Deep Field Technologies believes that these allocations have been made on a reasonable basis. Deep Field Technologies believes that all costs allocated to Deep Field Technologies are a reasonable representation of the costs that Deep Field Technologies would have incurred if Deep Field Technologies had performed these functions as a stand-alone company.

      In conjunction with the separation of the Unified Messaging software business from iVoice, Deep Field Technologies entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to Deep Field Technologies following the Distribution. This agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself. See "Relationship Between iVoice and Deep Field Technologies Following the Distribution" for a description of this administrative services agreement. Following the termination of the administrative services agreement, we expect that Deep Field Technologies will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and Deep Field Technologies. Deep Field Technologies has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.

      iVoice announced in September 2004 its intention to distribute our shares to its stockholders upon effectiveness of required Securities and Exchange Commission filings, including the registration statement of which this prospectus is a part.


Results of Operations for the Year Ended December 31, 2004 as Compared with the Year Ended December 31, 2003

      All revenues reported by Deep Field Technologies are derived from the sale or license of our unified messaging systems, which store all messages in one location for access, typically a groupware database with one single list of users for e-mail, voice, telephones and computers. Total revenues for the years ended December 31, 2004 and December 31, 2003 were $7,344 and $8,505, respectively. The Unified Messaging business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the Unified Messaging business is attributable to the minimal resources made available by iVoice for the sales and marketing of the Unified Messaging software products. Management feels that the sales of the Unified Messaging software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to operating the business. See " -- Liquidity and Capital Resources."

      Gross margin for the years ended December 31, 2004 and December 31, 2003 was $4,992 (68.0%) and $5,058 (59.5%), respectively. The decrease in gross margin percentage is a result of a change in the products and services mix being sold. The net decrease in gross margin dollars is the result of reduced sales. In an attempt to garner increased market share Deep Field Technologies also offered demonstration units and other incentives to selected dealers and value added resellers.

      Total operating expenses increased to $125,738 for the year ended December 31, 2004 from $24,288 for the year ended December 31, 2003, an increase of $101,450. This increase in the current year is attributable to accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of Deep Field Technologies.

      The loss from operations for the year ended December 31, 2004 was $(120,746) compared to $(19,230) for the year ended December 31, 2003, an increase of $101,516. As discussed above, this increase was attributable to accrued professional and consulting fees in connection with financing the operating of the business and the anticipated registration of shares of Deep Field Technologies.

      Other income (expenses) on the Statements of Operations for the year ended December 31, 2004 were $73,515 as compared to $9,708 for the year ending December 31, 2003, an increase of $63,807. During the year ended December 31, 2004, Deep Field Technologies recorded $77,953 of interest and financing costs. Of these costs, $31,546 was attributed to allocations from iVoice for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements during 2004 and $40,000 was paid to Cornell Capital for fees related to the issuance of $400,000 of secured convertible debentures. Accrued interest expense on such debentures was $5,014 in 2004. A portion of iVoice interest expense was allocated to Deep

Field Technologies in 2004 and 2003 as a result of the funding for the loss from operations. These amounts were $1,393 and $14,888 respectively. These costs were offset by increases in other income of $2,272 related to the write-off of certain accounts payable and $2,115 in interest income. In future periods, Deep Field Technologies will incur additional interest expense on and additional fees related to borrowings from the promissory note issued in replacement of the convertible debentures and, if the equity line of credit is consummated, the anticipated sale of shares to fund working capital needs. There is no assurance that Deep Field Technologies will enter into the equity line of credit, or, if it does obtain such line of credit, that it will be able to raise funds by selling its common stock.

Results of Operations for the three months ending March 31, 2005 as Compared with the three months ending March 31, 2004.

      All revenues reported by Deep Field Technologies are derived from the sale or license of our unified messaging systems, which store all messages in one location for access, typically a groupware database with one single list of users for e-mail, voice, telephones and computers. Total revenues for the three months ended March 31, 2005 and March 31, 2004 were $112 and $2,852, respectively. The Unified Messaging business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the Unified Messaging business is attributable to the minimal resources made available by iVoice for the sales and marketing of the Unified Messaging software products. Management feels that the sales of the Unified Messaging software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to operating the business. See "Liquidity and Capital Resources."

      Gross margin for the three months ended March 31, 2005 and March 31, 2004 was $112 (100.0%) and $1,714 (60.1%), respectively. The revenue in 2005 consists solely of deferred maintenance and incurred no direct costs. The net decrease in gross margin dollars is the result of reduced sales.

      Total operating expenses increased to $62,876 for the three months ended March 31, 2005 from $12,419 for the three months ended March 31, 2004, an increase of $50,457. This increase in the current year is attributable to accrued salaries per the employment agreements with Mr. Mahoney and Mr. Meller and professional fees in connection with audit of the Deep Field results and the preparation of the SEC filings.

      The loss from continuing operations before other income (expense) for the three months ended March 31, 2005 was $62,764 compared to $10,705 for the three months ended March 31, 2004, an increase in the loss of $52,059. As discussed above, this increase in the loss was attributable to the reduced gross profit and increases in accrued salaries and professional fees.

      Total other income (expense) for the three months ended March 31, 2005 were $14,633 as compared to $33,366 for the three months ending March 31, 2004, an decrease of $18,733. During the three months ended March 31, 2005, Deep Field Technologies recorded $5,343 of interest expense and $10,000 financing costs on the issuance of $100,000 of secured convertible debentures. In the three months ending March 31, 2004, iVoice, Inc allocated $33,971 for financing costs, $240 for interest expenses and $845 for other income to Deep Field Technologies. The allocated finance costs were for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements. The allocated other income was primarily from interest earned on the cash accounts. The allocated interest expense was for accrued interest on related party debts.

      Net loss for the three months ending March 31, 2005 was $77,397 as compared to a loss of $44,071 for the three months ending March 31, 2004. The increase in net loss of $33,326 was the result of the factors discussed above.

Liquidity and Capital Resources

      To date, Deep Field Technologies has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      If we execute definitive documentation and satisfy necessary conditions under the equity line of credit described in our non-binding letter of commitment with Cornell Capital Partners, we intend to sell shares of Class A Common Stock as soon as possible following the completion of the Distribution in order to generate capital necessary to sustain our operations. In the event that, in the judgment of the Board of Directors, sufficient capital has not been raised from the proceeds of such sales for Deep Field Technologies to both sustain its business operations and to make payment to each of Mr. Mahoney and Mr. Meller, Mr. Mahoney and Mr. Meller have agreed to accept shares of Deep Field Technologies Class B Common Stock (on a dollar-per-share basis) in satisfaction of certain of Deep Field Technologies' obligations under their employment agreements.

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement covering the Distribution, a number of shares of Class A Common Stock to equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement covering the Distribution. On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. On February 28, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies. On February 28, 2005, Deep Field Technologies borrowed an additional $100,000 pursuant to such promissory note. In connection with the issuances of the secured convertible debentures, Deep Field Technologies paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, Deep Field Technologies received a credit for fees that would otherwise have been payable upon the issuance of the $400,000 in replacement notes. Deep Field Technologies paid Cornell Capital a fee of $10,000 in connection with its $100,000 borrowing. Deep Field Technologies' obligations under the secured promissory note issued to Cornell

Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by Deep Field Technologies pursuant to the secured promissory note.

      Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, Deep Field Technologies entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, Deep Field Technologies received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of Deep Field Technologies' common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. Pursuant to the terms of the non-binding letter of intent, if the definitive documentation is executed, Deep Field Technologies may, from time to time, issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that a registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with Deep Field Technologies. Furthermore, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock until the execution of the definitive agreements, following which Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by Deep Field Technologies, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If Cornell Capital Partners does not execute definitive agreements or Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses for the twelve months following the distribution will be approximately $240,000, which includes salaries for Deep Field Technologies' officers and employees, and assuming Deep Field Technologies has no revenues in such period, Deep Field Technologies expects to incur cash expenditures, for the year ending December 31, 2005 of approximately $240,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and Deep Field Technologies is unable to obtain funds from the sale of Class A Common Stock to Cornell Capital Partners, management believes that Deep Field Technologies can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that Deep Field Technologies will enter into the equity line of credit or raise sufficient funds from such financing arrangements, or that Deep Field Technologies will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of Deep Field Technologies' financing is dependent upon.

      Upon the date of this prospectus, Deep Field Technologies will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to Deep Field Technologies assets having an aggregate book value of $3,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of Deep Field Technologies at the back of this prospectus. Deep Field Technologies believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      Deep Field Technologies has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the Unified Messaging software business. The amount of $190,000 includes approximately $24,000 for interest on the original loan from Jerry Mahoney to iVoice. Deep Field Technologies, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either
(i) one share of Class B Common Stock of Deep Field Technologies, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. Deep Field Technologies has yet to record this liability on its financial statements, as the promissory note will not be assumed by Deep Field Technologies until the effectiveness of the registration statement.

      Mr. Mahoney has agreed to forego receiving any shares of Deep Field Technologies Class A Common Stock or Deep Field Technologies Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      Deep Field Technologies has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President, Chief Executive Officer and Chief Financial Officer. As consideration, Deep Field Technologies agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney's base annual compensation will automatically be increased to $145,000. Mr. Mahoney will also be entitled to incentive compensation based upon acquisitions completed by Deep Field Technologies. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Deep Field Technologies) should his employment be terminated following a change in control, as defined in the employment agreement.

      Deep Field Technologies entered into an employment agreement with Mr. Meller as of October 1, 2004. Mr. Meller will serve as Deep Field Technologies' President, Chief Executive Officer and Chief Financial Officer for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Meller a base salary of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Meller's base annual salary will automatically be increased to $145,000. Mr. Meller will also be entitled to incentive compensation based upon acquisitions completed by Deep Field Technologies. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Deep Field Technologies) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to forego receipt of the $50,000 until such time that management believes it has sufficient financing in place to fund this obligation.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's Unified Messaging software. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. Deep Field Technologies only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from Deep Field Technologies may not return such products to Deep Field Technologies under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      Deep Field Technologies, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of December 31, 2004, the Company employed no full-time employees and two part-time employees. Following the Distribution, Deep Field Technologies may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Deep Field Technologies. Deep Field Technologies may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Deep Field Technologies has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Our flagship product is the Unified Messaging software, which enables users to access e-mail, voice mail, facsimiles and paging messages in a single session at a personal computer. The system displays a listing of all of the user's messages and enables the user to access and control all of his or her messages with a click of the computer mouse.

      Unified Messaging technology provides the power to reach people almost anywhere, at any time, and the flexibility to allow people to control when they can be reached. This is based on a concept of "your time" communications where subscribers can interface with messages when and how they want. With Unified Messaging, subscribers reduce the number of places they must check for incoming voice, fax and e-mail messages. From a single interface, they can check for all message types.

      Our Unified Messaging product serves small to medium-sized organizations, and is designed to support from four to 32 ports. Unified Messaging provides LAN integration and close integration with other application servers. The Unified Messaging platform comes complete with analog and digital networking, allowing communication between geographically dispersed offices. In addition to the Unified Messaging interface from a desktop PC, laptop computer or a telephone, Unified Messaging also provides desktop call management capabilities for individuals and small workgroups. The Unified Messaging products run on off-the-shelf server hardware and Microsoft Windows-based server operating systems and interface with a wide variety of telephony and computer equipment.

Distribution

      As a product line of iVoice, Inc., Unified Messaging has produced minimal sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of Unified Messaging. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      Deep Field Technologies intends to market its products directly, with a sales force, and through a nationwide network of independent telephone system dealers, strategic partners and domestic re-sellers. Deep Field Technologies intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide Unified Messaging software to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our Unified Messaging software that differentiates it from competing products.

      The Unified Messaging market is fragmented and highly competitive. The Company's major competitors in this market are Lucent Technologies Inc., Nortel Networks Limited, Siemens Business Communications Systems, Inc., BayPoint Innovations, Comverse Technology, Inc., ActiveVoice LLC and AVT Corporation. The principal competitive factors in this market include product pricing and quality, systems features, ease of use and installation, technical and sales support and product reliability. The Company believes that its product line of solutions, combined with its professional and technical services and its extensive customer base, allow it to compete favorably in this market. However, this market has endured intense price competition and pressure on margins in the past few years and has experienced several new market entrants and consolidations of smaller competitors into larger entities.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      Deep Field Technologies' product strategy emphasizes the development of software as opposed to hardware, and the use of standard PC-related hardware components in its products, in part to limit its manufacturing activity. Deep Field Technologies' manufacturing operations consist primarily of final assembly and quality control testing of materials, subassemblies and systems. Deep Field Technologies does not manufacture or perform significant modifications on any hardware components, and is therefore dependent upon third-party manufacturers or vendors of certain critical hardware components such as PCs and voice boards.

      Deep Field Technologies' products incorporate a number of commercially available application cards, voice boards, and other circuitboards that enable integration with certain telephone systems. Voice boards are available in quantity from very few domestic suppliers.

      The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of Deep Field Technologies' present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      Deep Field Technologies considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

      To date, Deep Field Technologies has experienced significant post-release errors and bugs in its products. There can be no assurance that any of these problems will be avoided in the future, particularly as its products become more complex and sophisticated.

Business Development

      Business development objectives at Deep Field Technologies will be to focus on three primary functions as listed below:

      1. Negotiate and secure a nationwide network of independent telephone systems dealers and reseller accounts;

      2. Negotiate, secure and manage strategic alliances with various manufacturers of telephone systems and business equipment; and

      3.    Provide leads for a sales staff which will need to be hired.

      Dealer and Reseller Relationships

      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain relationships with independent telephone systems dealers and resellers that will serve as an extension of our sales team which has yet to be hired. We will seek to develop relationships with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. In addition, we hope to enter into agreements with various resellers who have the marketing capability and technical expertise to effectively sell our products. We have not entered into any relationships with any dealers or resellers, nor are we currently negotiating any such relationships.

      Strategic Alliances

      Deep Field Technologies' business development efforts will seek to engage and secure strategic alliances with various manufacturers of telephone systems and business equipment. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. Ideally, a strategic alliance that provides distribution of our software product along with the manufacturer's own telecommunication equipment could produce the most widespread distribution and acceptance of our product at minimal distribution costs. In addition, many of these manufacturers may have extensive and established reseller channels that could provide an alternative avenue of distribution for our software. We have not entered into any strategic alliances, nor are we currently negotiating any such strategic alliances.

Sales and Marketing

      Deep Field Technologies intends to market its products directly and through a nationwide network of independent telephone system dealers, strategic partners and domestic re-sellers. Deep Field Technologies intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our Unified Messaging software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of December 31, 2004, we had no full-time employees and two part-time employees. Mr. Meller was hired as our President, Chief Executive Officer and Chief Financial Officer as of October 1, 2004. We have entered into employment agreements with our President, Chief Executive Officer and Chief Financial Officer (Mr. Meller) and our Chairman of the Board (Mr. Mahoney). Mr. Mahoney and Mr. Meller will only provide services to Deep Field Technologies on a part-time basis. Many services that would be provided by employees are currently being provided to Deep Field Technologies by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel and we expect our current officers and employees to continue to fulfill orders for Deep Field Technologies' products received by telephone and over the internet. However, if Deep Field Technologies can obtain funds under the equity line of credit, Deep Field Technologies will be able to devote more resources to expanding its personnel and we expect our current officers and employee to continue to fulfill orders received by telephone and the internet for Deep Field Technologies' products. See " Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      Deep Field Technologies is not party to any material legal proceedings, nor to the knowledge of Deep Field Technologies, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

                       DEEP FIELD TECHNOLOGIES' MANAGEMENT

      Deep Field Technologies initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and executive officers of Deep Field Technologies following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and Deep Field Technologies following the Distribution.

                                    Position with           Director   Term
       Name          Age    Deep Field Technologies, Inc.     since     Expires
       ----          ---    -----------------------------     -----     -------

Jerome R. Mahoney    43     Non-Executive Chairman of the      2004      2005
                                        Board
Mark Meller          45      Director, President, Chief        2004      2005
                             Executive Officer and Chief
                                  Financial Officer

      Jerome R. Mahoney. Mr. Mahoney is Deep Field Technologies' Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Chairman of the Board of iVoice Technology, Inc. and SpeechSwitch, Inc. and has been a director of iVoice Technology and SpeechSwitch since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Mark Meller. Mr. Meller has been Deep Field Technologies' President, Chief Executive Officer and Chief Financial Officer and a director since October 1, 2004. Mr. Meller has also been the President, Chief Executive Officer and Chief Financial Officer of Trey Resources and a director of Trey Resources since September 2003. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey-based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc., a New Jersey-based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

Compensation of Executive Officers

      The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

                           Summary Compensation Table

                                                Other                  Securities    All Other
Name and                                        Annual     Restricted  Underlying   Compensation
Position(s)          Year   Salary($) Bonus  Compensation    Stock      Options
Jerome R.
Mahoney(1)
  Chairman of the    2004   $21,250     $0        $0           $0           $0         $0
  Board
                     2003     $0        $0        $0           $0           $0         $0
                     2002     $0        $0        $0           $0           $0         $0

Mark Meller (2)      2004   $21,250     $0        $0           $0           $0         $0
  President, Chief   2003     $0        $0        $0           $0           $0         $0
  Executive
  Officer and        2002     $0        $0        $0           $0           $0         $0
  Chief Financial
     Officer



(1) Mr. Mahoney has been serving as our Chairman of the Board since August 3, 2004. Mr. Mahoney's salary is accrued and unpaid.


(2) Mr. Meller has been serving as our President, Chief Executive Officer and Chief Financial Officer since October 1, 2004. Mr. Meller's salary is accrued and unpaid.


    Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR

                                              Values
                                             Number of
                                            Securities                        Value of
                                            Underlying                       Unexercised
                 Shares                     Unexercised                     In-the-Money
              Acquired on   Value         Options/SARs at                  Options/SARs at
                Exercise    Realized        FY-End (#)                       FY-End ($)
    Name          (#)         ($)     Exercisable/Unexercisable       Exercisable/Unexercisable
    ----          ---         ---     -------------------------       -------------------------
    None            0          0                 0                              0 / 0


Employment Agreements

      Jerome Mahoney

      Deep Field Technologies entered into a five-year employment agreement with Mr. Mahoney as of August 3, 2004. Mr. Mahoney will serve as Deep Field Technologies' Non-Executive Chairman of the Board for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney's base annual compensation will automatically be increased to $145,000. Deep Field Technologies also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by Deep Field Technologies in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Mahoney.

      In the event Mr. Mahoney's employment agreement is terminated by Deep Field Technologies for cause or due to Mr. Mahoney's disability or retirement, Deep Field

Technologies will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company's board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise,
(3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items
(1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Meller, Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination. Mr. Meller would be required to determine if Mr. Mahoney should be terminated for cause.

      In the event Mr. Mahoney's employment agreement is terminated due to Mr. Mahoney's death, Deep Field Technologies will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney's employment agreement is terminated by Deep Field Technologies within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Deep Field Technologies). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Mahoney's powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with Deep Field Technologies during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      Mark Meller

      Deep Field Technologies entered into a five-year employment agreement with Mr. Meller as of October 1, 2004. Mr. Meller will serve as Deep Field Technologies' President, Chief Executive Officer and Chief Financial Officer for a term of five years. As consideration, Deep Field Technologies agreed to pay Mr. Meller the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, Mr. Meller's base annual salary will automatically be increased to $145,000. Deep Field Technologies also agreed to pay Mr. Meller a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by Deep Field Technologies, net of any debt or other liabilities assumed by the Company, in a merger or acquisition completed by the

Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Meller.

      In the event Mr. Meller's employment agreement is terminated by Deep Field Technologies for cause or due to Mr. Meller's disability or retirement, Deep Field Technologies will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Meller to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Meller by the Company's board of directors, (2) the willful engaging by Mr. Meller in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Meller of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Meller against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Meller will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Meller was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Meller, Mr. Meller, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination. Mr. Mahoney would be required to determine if Mr. Meller should be terminated for cause.

      In the event Mr. Meller's employment agreement is terminated due to Mr. Meller's death, Deep Field Technologies will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Meller's employment agreement is terminated by Deep Field Technologies within three years following a change in control, as defined in the employment agreement, or by Mr. Meller for good reason within three years following a change in control, Mr. Meller will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of his gross income for services rendered to Deep Field Technologies in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Deep Field Technologies). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Meller's powers as Chief Executive Officer, President and Chief Financial Officer, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Meller from competing with Deep Field Technologies during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Meller is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      Mr. Meller shall also be paid the sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to forego receipt of the $50,000 until such time that management believes it has sufficient financing in place to fund this obligation.

      In addition, Mr. Meller has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to the following shares that are owned at any time by Mr. Meller of: (i) the Company's Class B Common Stock or (ii) the Class A Common Stock that are issued to Mr. Meller upon the conversion of any of his Class B Common Stock. The irrevocable proxy is terminable only upon the written consent of Jerome Mahoney.

Equity Compensation Plans

      There are no existing equity compensation plans and Deep Field Technologies has no current plans, proposals or arrangements to establish, or provide any awards under, any such equity compensation plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were intended to be convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies. On February 28, 2005, Deep Field Technologies borrowed an additional $100,000 pursuant to the promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, Deep Field Technologies paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, Deep Field Technologies received a credit for fees that would otherwise have been payable upon the issuance of the $400,000 in replacement notes. Deep Field Technologies paid Cornell Capital a fee of $10,000 in connection with its $100,000 borrowing. Deep Field Technologies' obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by Deep Field Technologies pursuant to the secured promissory note.

      Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, Deep Field Technologies entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, Deep Field Technologies received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of Deep Field Technologies' common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of closing conditions. Pursuant to the terms of the non-binding letter of intent, if the definitive documentation is executed, Deep Field Technologies may then issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with Deep Field Technologies. Furthermore, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock until the execution of the definitive agreements, following which Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by Deep Field Technologies, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If Cornell Capital Partners does not execute the definitive agreements or Deep Field Technologies cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

      Upon the effective date of the registration statement of which this prospectus is a part, Deep Field Technologies will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to Deep Field Technologies assets having an aggregate book value of $3,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of Deep Field Technologies at the back of this prospectus. Deep Field Technologies believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In connection with the assumption of assets and liabilities by Deep Field Technologies from iVoice, Deep Field Technologies will assume from iVoice immediately prior to the date of this prospectus $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. Deep Field Technologies, upon the date of this prospectus, will issue a promissory note in the amount of $190,000 payable to Mr. Mahoney that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, par value $0.01, for each dollar owed,
(ii) the number of shares of Class A Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price."

      Mr. Mahoney has agreed to forego receiving any shares of Deep Field Technologies' Class A Common Stock or Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      Deep Field Technologies entered into two separate employment agreements with Mr. Mahoney, its Chairman of the Board, and Mr. Meller, its President, Chief Executive Officer and Chief Financial Officer, respectively, as of August 3, 2004 and October 1, 2004, respectively. Each of the employment agreements provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. However, when Deep Field Technologies achieves annual sales equal to or greater than $2,000,000, each of Mr. Mahoney and Mr. Meller's base annual compensation will automatically be increased to $145,000. Each of Mr. Mahoney and Mr. Meller will also be entitled to additional incentive compensation based upon acquisitions completed by Deep Field Technologies. Mr. Meller's agreement also provides for a bonus of $50,000 to be paid upon successful completion of the Distribution. Mr. Meller has agreed to forego receipt of the $50,000 until such time that management believes that it has sufficient financing in place to fund this obligation. Deep Field Technologies believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, Deep Field Technologies entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing Deep Field Technologies with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services for a period ending upon completion of the Distribution. For these services Deep Field Technologies is paying iVoice $5,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or until Deep Field Technologies can provide these services for itself. Following completion of the Distribution and termination of the administrative services agreement, we expect that Deep Field Technologies will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and Deep Field Technologies.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                              Common                     Common
                                               Stock                      Stock
                                            Beneficially               Beneficially
                                               Owned                      Owned
                                               Before      Percentage     After       Percentage
Name                    Title of Class      Distribution   Ownership   Distribution    Ownership
-------------------   --------------------  -------------  ---------- --------------  -----------
Jerome R. Mahoney     Class A Common Stock            0(1)      0%(1)           0(1)        0%(1)
-------------------------------------------------------------------------------------------------
                      Class B Common Stock      190,000(2)    100%(2)     190,000(2)      100%(2)
-------------------------------------------------------------------------------------------------
                      Class C Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------
Mark Meller           Class A Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------
                      Class B Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------
                      Class C Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------
iVoice, Inc.          Class A Common Stock    10,050,000      100%              0           0%
-------------------------------------------------------------------------------------------------
                      Class B Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------
                      Class C Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------
All directors and     Class A Common Stock             0(1)     0%(1)           0(1)        0%(1)
executive officers
as a group (2
persons)
-------------------------------------------------------------------------------------------------
                      Class B Common Stock       190,000(2)   100%(2)     190,000(2)        0%(2)
-------------------------------------------------------------------------------------------------
                      Class C Common Stock             0        0%              0           0%
-------------------------------------------------------------------------------------------------


(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note to be executed by Mr. Mahoney and Deep Field Technologies in the amount of $190,000 to convert $190,000 of indebtedness, plus accrued and unpaid interest, into more than 190,000 shares of Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of Deep Field Technologies at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 80% of the lowest price that Deep Field Technologies issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness, not including accrued and unpaid interest, into more than 190,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to Deep Field Technologies' certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Deep Field Technologies' outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.


Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common

Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of March 31, 2005, there was one record holder of Class A Common Stock and Deep Field Technologies had 100 shares of Class A Common Stock outstanding. Deep Field Technologies currently has 10,050,000 shares of Class A Common Stock outstanding. A 100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement of which this propectus is a part.


Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2005. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that Deep Field Technologies had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2005. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      Deep Field Technologies is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of March 31, 2005, Deep Field Technologies has not issued any shares of Preferred Stock. Deep Field Technologies has no current plans to issue any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Deep Field Technologies, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Transfer Agent

      iVoice and Deep Field Technologies' transfer agent is Fidelity Transfer Company. The address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of Deep Field Technologies to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Deep Field Technologies.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Deep Field Technologies pursuant to the foregoing, or otherwise, Deep Field Technologies has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                THE DISTRIBUTION

Introduction

      In September 2004, iVoice's board of directors declared a distribution payable to the holders of record of outstanding iVoice common stock at the close of business on November 1, 2004. A new record date of July 29, 2005 (the "Record Date") has been set. iVoice currently anticipates that it will distribute to iVoice stockholders, other than Mr. Mahoney, an aggregate of up to 10,050,000 shares of Deep Field Technologies Class A Common Stock. Accordingly, the Distribution will consist of one share of Deep Field Technologies Class A Common Stock for approximately every 988 shares of iVoice common stock outstanding on the Record Date. Holders of less than 988 shares of iVoice common stock will receive one share of Deep Field Technologies Class A Common Stock. We currently anticipate that the Distribution will be effected near the effective date of the registration statement.

      Deep Field Technologies is currently a wholly-owned subsidiary of iVoice. As a result of the Distribution, 100% of the outstanding Deep Field Technologies Class A Common Stock will be distributed to iVoice stockholders. Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of Deep Field Technologies Class A Common Stock and Deep Field Technologies will be an independent public company. The Deep Field Technologies Class A Common Stock will be distributed by book entry. Instead of stock certificates, each iVoice stockholder that is a record holder of iVoice shares will receive a statement of such stockholder's book entry account for the Deep Field Technologies Class A Common Stock distributed to such stockholder. Account statements reflecting ownership of the Deep Field Technologies Class A Common Stock will be mailed shortly after the Distribution Date. Deep Field Technologies Class A Common Stock should be credited to accounts with stockbrokers, banks or nominees of iVoice stockholders that are not record holders after the effective date of the Distribution.

      Deep Field Technologies was incorporated on November 10, 2004. On November 11, 2004, Deep Field Technologies received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 2, Inc., a Nevada corporation and affiliate of Deep Field Technologies. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Meller and the administrative services agreement. Since this assignment, iVoice Technology 2 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of Deep Field Technologies in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 2 and assigned to Deep Field Technologies. Deep Field Technologies' principal executive offices are located at 750 Highway 34, Matawan, New Jersey 07747, and its telephone number is (732) 441-7700. Deep Field Technologies will own and operate the Unified Messaging software business of iVoice.

      Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two new companies and distribute the stock of those two companies to its stockholders. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights.

Reasons for the Distribution

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice, Deep Field Technologies and iVoice stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and give Deep Field Technologies the financial and operational flexibility to take advantage of potential growth opportunities in the Unified Messaging systems business.

      iVoice's board of directors and management believe that the Distribution will enhance the ability of each of Deep Field Technologies and iVoice to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, iVoice's board of directors expects that the transition to an independent company will provide Deep Field Technologies with greater access to capital by allowing the financial community to focus solely on Deep Field Technologies and allow the investment community to measure Deep Field Technologies' performance relative to its peers.

      The Unified Messaging systems business also has some important traits that make this business distinct from iVoice's other operations with respect to markets, products, capital needs and plans for growth. The Distribution will give Deep Field Technologies direct access to the capital markets as a stand alone company.

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice and its stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and that the spin off of the Unified Messaging business into Deep Field Technologies has provided greater access to capital by allowing the financial community to focus solely on Deep Field Technologies and its Unified Messaging software business as a stand alone company. In determining whether of not to spin off the Unified Messaging business and make the Distribution, the board considered the ability of iVoice to satisfy its working capital needs as a whole as against the ability of the Unified Messaging business to satisfy its capital needs as a stand alone company. As financing was available to the Unified Messaging business as a stand alone company, it was determined that the Unified Messaging business would be transferred to Deep Field Technologies. After considering the availability of such financing and the relative working capital needs of iVoice and Deep Field Technologies, the board elected not to transfer any part of the current cash balance of iVoice to Deep Field Technologies.

      As part of iVoice, the Unified Messaging systems business competed with iVoice's other core business groups for capital to finance expansion and growth opportunities. As a separate entity, Deep Field Technologies will be free of iVoice's capital structure restrictions and should be in a better position to fund the implementation of its business strategy. The Distribution will also enable Deep Field Technologies to provide its management and employees incentive compensation in the form of equity ownership in Deep Field Technologies, enhancing Deep Field Technologies' ability to attract, retain and motivate key employees, and, if Deep Field Technologies seeks to hire additional or replacement personnel, attract such personnel. However, there are no present plans, proposals or arrangements to establish, or provide any awards under, any such incentive compensation plan.

Manner of Effecting the Distribution

      The Distribution will be made on the basis of one share of Deep Field Technologies Class A Common Stock for approximately every 988 shares of iVoice common stock outstanding on the Record Date. Holders of less than 988 shares of iVoice common stock will receive one share of Deep Field Technologies Class A Common Stock. Based on approximately 9,994,728,373 iVoice shares outstanding on the Record Date and approximately 9,884,728,373 iVoice shares outstanding on the Record Date that will actually participate in the Distribution, we currently anticipate that an aggregate of up to 10,050,000 shares of Deep Field Technologies Class A Common Stock will be distributed to iVoice stockholders. At the time of the Distribution, the shares of Deep Field Technologies Class A Common Stock to be distributed will constitute 100% of the outstanding Deep Field Technologies Class A Common Stock. Immediately following the Distribution, iVoice will not own any Deep Field Technologies Class A Common Stock and Deep Field Technologies will be an independent public company.

      The shares of Deep Field Technologies Class A Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 52.

      iVoice will use a book entry system to distribute the shares of Deep Field Technologies Class A Common Stock in the Distribution. Following the Distribution, each record holder of iVoice stock on the Record Date will receive from the Distribution Agent a statement of the shares of Deep Field Technologies Class A Common Stock credited to the stockholder's account. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Deep Field Technologies Class A Common Stock should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from Deep Field Technologies' transfer agent instead of participating in the book entry system.

      No fractional shares of Deep Field Technologies Class A Common Stock will be issued. If you own a fractional share of iVoice common stock as of the Record Date or own a number of iVoice shares that is not a multiple of 988, you will receive the next higher whole number of shares of Deep Field Technologies Class A Common Stock in the Distribution. If you own less than 988 shares you will receive one share of Deep Field Technologies Class A Common Stock.

      No iVoice stockholder will be required to pay any cash or other consideration for the shares of Deep Field Technologies Class A Common Stock received in the Distribution, or to surrender or exchange iVoice shares in order to receive shares of Deep Field Technologies Class A Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding iVoice shares. No vote of iVoice stockholders is required or sought in connection with the Distribution, and iVoice stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive shares of Deep Field Technologies Class A Common Stock in the Distribution, iVoice stockholders must be stockholders at the close of business on the Record Date.

Results of the Distribution

      After the Distribution, Deep Field Technologies will be a separate public company operating the Unified Messaging systems business. Based on approximately 9,994,728,373 iVoice shares outstanding on the Record Date and approximately 9,884,728,373 iVoice shares outstanding on the Record Date that will actually participate in the Distribution, immediately after the Distribution, Deep Field Technologies expects to have approximately 20,000 holders of record of Deep Field Technologies Class A Common Stock, and up to 10,050,000 shares of Deep Field Technologies Class A Common Stock outstanding. The Distribution will not affect the number of outstanding iVoice shares or any rights of iVoice stockholders.

Listing and Trading of the Deep Field Technologies Class A Common Stock

      Neither Deep Field Technologies nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or shares of Deep Field Technologies Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice or Deep Field Technologies shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell iVoice common stock or Deep Field Technologies Class A Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the Deep Field Technologies Class A Common Stock, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of shares of Deep Field Technologies Class A Common Stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the Deep Field Technologies Class A Common Stock will trade on the Over-the-Counter Bulletin Board under the proposed symbol "____."

      The shares of Deep Field Technologies Class A Common Stock distributed to iVoice stockholders will be freely transferable, except for (1) shares of Deep Field Technologies Class A Common Stock received by persons who may be deemed to be affiliates of Deep Field Technologies under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of Deep Field Technologies Class A Common Stock received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of Deep Field Technologies after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Deep Field Technologies and may include certain directors, officers and significant stockholders of Deep Field Technologies. Persons who are affiliates of Deep Field Technologies will be permitted to sell their shares of Deep Field Technologies Class A Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the Deep Field Technologies Class A Common Stock will be actively traded or as to the prices at which the Deep Field Technologies Class A Common Stock will trade. Some of the iVoice stockholders who receive shares of Deep Field Technologies Class A Common Stock may decide that they do not want shares in a company consisting of the Unified Messaging systems business, and may sell their shares of Deep Field Technologies Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in Deep Field Technologies Class A Common Stock for a period of time following the Distribution. Until the shares of Deep Field Technologies Class A Common Stock are fully distributed and an orderly market develops, the prices at which the Deep Field Technologies Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Deep Field Technologies Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Deep Field Technologies' results of operations, what investors think of Deep Field Technologies and the Unified Messaging systems industry, the amount of dividends that Deep Field Technologies pays, changes in economic conditions in the Unified Messaging systems industry and general economic and market conditions.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the distribution of the two other new subsidiaries of iVoice, iVoice will have no remaining businesses other than the licensing of its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the Deep Field Technologies Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution. The combined trading prices of iVoice common stock and the Deep Field Technologies Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the Deep Field Technologies Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for iVoice common stock will be maintained after the Distribution and the two other distributions or as to the prices at which the iVoice common stock will trade. iVoice stockholders may sell their iVoice common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the iVoice common stock following the Distribution. Whether an active trading market for iVoice common stock will be maintained after the Distribution and the prices for iVoice common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice's results of operations, what investors think of iVoice and its industries, changes in economic conditions in its industries and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Deep Field Technologies Class A Common Stock and/or iVoice common stock.

      As described elsewhere in this prospectus, Deep Field Technologies issued to Cornell Capital Partners $400,000 aggregate principal amount of secured convertible debentures. On February 28, 2005, Deep Field Technologies' obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of Deep Field Technologies.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness (plus accrued and unpaid interest) into 190,000 (plus, on a dollar per share basis, amounts of accrued and unpaid interest) shares of Deep Field Technologies Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of these obligations. See "Potential Dilution Due to Conversion at Below Market Price." However, assuming a market price for Deep Field Technologies Class A Common Stock of $0.01, we would be required to issue 23,750,000 shares of Class A Common Stock to Mr. Mahoney, not including shares attributable to accrued and unpaid interest, upon conversion of his promissory note. As of March 31, 2005, there was $26,334.97 of accrued and unpaid interest on the promissory note.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of iVoice stock pursuant to an employee benefit plan or who are foreign persons or who are otherwise subject to special treatment under U.S. federal income tax laws. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each iVoice stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution to him and the effect of possible changes in tax laws.

General

      Each iVoice stockholder who receives shares of Deep Field Technologies Class A Common Stock in the Distribution will generally be treated as receiving a taxable dividend equal to the fair market value on the Distribution date of the shares received to the extent of the current or accumulated earnings and profits of iVoice as of the end of the year in which the Distribution occurs. Any earnings and profits will be proportionately allocated among the shares received. iVoice does not have any accumulated earnings and profits.

      Following the end of the year in which the Distribution occurs, iVoice will provide, or otherwise make available, to its stockholders information setting forth the portion of the Distribution, if any, that is treated as a dividend.

      Dividends received by non-corporate taxpayers generally are taxed at the same preferential rates that apply to long-term capital gains. Any portion of the Distribution that exceeds such earnings and profits will be treated as a tax-free return of capital to the extent of the stockholder's adjusted tax basis in the iVoice shares and thereafter as gain from the sale or exchange of iVoice shares. Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

      The basis of shares received in the Distribution will be equal to their fair market value on the Distribution date, and a stockholder's holding period with respect to the shares received will begin on the day following the date of the Distribution.

      You should consult your own tax advisor as to the particular consequences of the Distribution to you, including the application of state, local and foreign tax laws.

                             CHANGES IN ACCOUNTANTS

      On February 23, 2005, Deep Field Technologies terminated the services of its independent account, Mendlowitz Weitsen, LLP. For the two most recent fiscal years and through the subsequent interim period ending upon such termination,
(i) the independent account's report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The decision to change accountants was recommended by Deep Field Technologies' Audit Committee.

      On February 23, 2005, Deep Field Technologies engaged the independent accounting firm of Bagell, Josephs & Company, L.L.C. as principal accountant to audit Deep Field Technologies' financial statements for the fiscal years ended December 31, 2004 and December 31, 2003.

                      REASONS FOR FURNISHING THIS DOCUMENT

      This document is being furnished solely to provide information to iVoice stockholders who will receive Deep Field Technologies Class A Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of iVoice or Deep Field Technologies. Neither iVoice nor Deep Field Technologies will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

                   RELATIONSHIP BETWEEN IVOICE AND DEEP FIELD
                    TECHNOLOGIES FOLLOWING THE DISTRIBUTION

      To provide for an orderly transition to the status of two independent companies, iVoice and Deep Field Technologies have entered into an administrative services agreement. Under this agreement, iVoice is providing Deep Field Technologies services in such areas as inventory purchasing, material and inventory control, sharing of office space, source code management, employee benefits administration, payroll, electronic data processing services, financial accounting and reporting, claims administration and reporting, and other areas where Deep Field Technologies needs transitional assistance and support. Under the administrative services agreement, iVoice is providing Deep Field Technologies substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. For these services, Deep Field Technologies pays iVoice a fee of $5,000 per month. Deep Field Technologies believes that the terms and conditions of the administrative services agreement are as favorable to Deep Field Technologies as those available from unrelated parties for a comparable arrangement.

      The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that Deep Field Technologies will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and Deep Field Technologies. Upon termination of the agreement, Deep Field Technologies would be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which Deep Field Technologies has been required to pay under the administrative services agreement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Deep Field Technologies has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the Deep Field Technologies Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by Deep Field Technologies with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, Deep Field Technologies will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, Deep Field Technologies will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                         INDEX TO FINANCIAL STATEMENTS

Contents
--------

REPORT OF INDEPENDENT REGISTERED PUBLIC
       ACCOUNTING FIRM                                                      F-2

AUDITED FINANCIAL STATEMENTS
      Balance Sheets at December 31, 2004 and 2003                          F-3
      Statements of Operations for the years ended
          December 31, 2004 and 2003                                        F-4
      Statements of Owner's Equity (Deficiency) for the
          years ended December 31, 2004 and 2003                            F-5
      Statements of Cash Flow for the years ended
          December 31, 2004 and 2003                                        F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

UNAUDITED FINANCIAL STATEMENTS
      Balance Sheet at March 31, 2005                                       F-17
      Statements of Operations for the three months ended
          March 31, 2005 and 2004                                           F-18
      Statements of Cash Flow for the three months ended
          March 31, 2005 and 2004                                           F-19

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                                 F-20

SELECTED HISTORICAL AND PRO FORMA
      FINANCIAL INFORMATION                                                 F-29
      Condensed Unaudited Pro Forma Balance Sheet at
          December 31, 2004                                                 F-30
      Condensed Unaudited Pro Forma Balance Sheet at
          March 31, 2005                                                    F-31
      Pro Forma Statement of Operations for the year ended
        December 31, 2004                                                   F-32
      Pro Forma Statement of Operations for the year ended
        December 31, 2003                                                   F-33
      Pro Forma Statement of Operations (Unaudited) for the
        three months ended March 31, 2005                                   F-34

NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION                F-35

                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF DEEP FIELD TECHNOLOGIES, INC. Matawan, New Jersey

We have audited the accompanying balance sheets of the unified messaging software business of iVoice, Inc. (Deep Field Technologies, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2004 and 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the interactive voice response software business of iVoice, Inc. (Deep Field Technologies, Inc.) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2004 and 2003, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    BAGELL, JOSEPHS & COMPANY, L.L.C.

Gibbsboro, New Jersey
March 21, 2005


                         DEEP FIELD TECHNOLOGIES, INC.
                                BALANCE SHEETS
                          December 31, 2004 and 2003

                                                                               December 31,
                                                                          2004                2003
ASSETS                                                                 ---------           ---------

CURRENT ASSETS
  Cash and cash equivalents                                            $ 299,566           $       0
  Accounts receivable                                                      3,000                   0
  Inventory, net                                                             317                 315
  Cost in excess of billing                                                    0                  75
                                                                       ---------           ---------
  Total current assets                                                   302,883                 390
                                                                       ---------           ---------
TOTAL ASSETS                                                           $ 302,883           $     390
                                                                       =========           =========

LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                $  47,513           $       0
  5% Convertible debentures                                              400,000                   0
  Deferred maintenance contracts                                             112                   0
                                                                       ---------           ---------
  Total current liabilities                                              447,625                   0


OWNER'S EQUITY (DEFICIENCY)
  Common Stock
  Class A, no par value; Authorized 10,000,000,000
    shares; 10,050,000 shares issued and outstanding
    as of 12/31/04 and 0 shares issued and outstanding
    as of 12/31/03                                                             0                   0
  Class B, par value $.01; Authorized 50,000,000
     shares; no shares issued and outstanding                                  0                   0
  Class C, par value $.01; Authorized 20,000,000
     shares; no shares issued and outstanding                                  0                   0
  Preferred Stock; Par value $1.00; Authorized
    1,000,000 shares; no shares issued and outstanding                         0                   0
  Net investment, iVoice, Inc.                                           148,302              99,173
  Accumulated deficit                                                   (293,044)            (98,783)
                                                                       ---------           ---------
  Total owner's equity (deficiency)                                     (144,742)                390
                                                                       ---------           ---------


TOTAL LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)                      $ 302,883           $     390
                                                                       =========           =========

  The Notes to Financial Statements are an integral part of these statements.



                         DEEP FIELD TECHNOLOGIES, INC.
                           STATEMENTS OF OPERATIONS
                For the Years Ended December 31, 2004 and 2003

                                                                     2004                 2003
                                                                  ---------            ---------

SALES, net                                                        $   7,344            $   8,505

COST OF SALES                                                         2,352                3,447
                                                                  ---------            ---------
GROSS PROFIT                                                          4,992                5,058
                                                                  ---------            ---------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
     Selling expenses                                                 1,807                1,923
     General & administrative expense                               121,949               15,892
     Research & development                                           1,982                3,604
     Depreciation & amortization                                       --                  2,869
                                                                  ---------            ---------
       Total Selling, General & Administrative expense              125,738               24,288
                                                                  ---------            ---------
LOSS FROM CONTINUING OPERATIONS                                    (120,746)             (19,230)
                                                                  ---------            ---------
OTHER INCOME (EXPENSE)
     Other income                                                     4,494                2,836
     Write off of financing costs                                   (71,546)                   0
     Gain on sale of securities held for sale                             0                1,944
     Interest expense                                                (6,407)             (14,488)
     Other expense                                                      (56)                   0
                                                                  ---------            ---------
        Total other expense                                         (73,515)              (9,708)
                                                                  ---------            ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                (194,261)             (28,938)
                                                                  ---------            ---------
PROVISION FOR INCOME TAXES                                                0                    0
                                                                  ---------            ---------
NET LOSS FROM CONTINUING OPERATIONS                               $(194,261)           $ (28,938)
                                                                  =========            =========


NET LOSS PER COMMON SHARE:
Basic                                                             $    (.02)           $    (.00)
                                                                  =========            =========
Diluted                                                           $    (.02)           $    (.00)
                                                                  =========            =========



  The Notes to Financial Statements are an integral part of these statements.


                         DEEP FIELD TECHNOLOGIES, INC.
                   STATEMENT OF OWNER'S EQUITY (DEFICIENCY)
                For the Years Ended December 31, 2004 and 2003

                                                                                                                Total
                                              Common          Common             Net                            Owner's
                                               Stock          Stock          Investment      Accumulated        Equity
                                              Shares          Amount         iVoice, Inc       Deficit       (Deficiency)
                                           ---------        ---------        -----------     -----------      ----------

Balance at January 1, 2003                         0        $       0        $  71,715       $ (69,845)       $   1,870
Net transactions with iVoice, Inc.                                              27,458                           27,458
Net loss for the twelve months ended
  December 31, 2003                                                                            (28,938)         (28,938)
                                           ---------        ---------        ---------       ---------        ---------
Balance at December 31, 2003                       0                0           99,173         (98,783)             390
Issuance of common stock                         100                0                                                 0
Retroactive treatment of 100,500:
  1 stock split                           10,049,900                0                                                 0
Net transactions with iVoice, Inc.                                              49,129                           49,129
Net loss for the twelve months ended
  December 31, 2004                                                                           (194,261)        (194,261)
                                           ---------        ---------        ---------       ---------        ---------
Balance at December 31, 2004 (As
  Retroactively Restated)                 10,050,000        $       0        $ 148,302       $(293,044)       $(144,742)
                                           =========        =========        =========       =========        =========


  The Notes to Financial Statements are an integral part of these statements.

                         DEEP FIELD TECHNOLOGIES, INC.
                           STATEMENTS OF CASH FLOW
                   For The Years December 31, 2004 and 2003


                                                            2004             2003
                                                          --------        ---------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                               $(194,261)       $ (28,938)
  Depreciation and amortization                                  0              2,869
  Changes in operating assets and liabilities
     Increase in accounts receivable                        (3,000)                0
     Increase in inventory                                      (2)                0
     Decrease in cost in excess of billing                      75                 0
     Increase (decrease) in accounts payable and
       accrued expenses                                     47,513           (1,389)
     Increase in deferred maintenance contracts                112             --
                                                         ---------        ---------
  Net cash used in operating activities                   (149,563)         (27,458)
                                                         ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                             49,129           27,458
  Sale of convertible debentures                           400,000             --
                                                         ---------        ---------
  Net cash provided by financing activities                449,129           27,458
                                                         ---------        ---------
NET INCREASE (DECREASE) IN CASH                            299,566                0

CASH - beginning                                                 0                0

CASH - end                                               $ 299,566        $       0
                                                         =========        =========
CASH PAID DURING THE YEAR FOR:
Interest expense                                         $       0        $  14,468
                                                         =========        =========
Income taxes                                             $       0        $       0
                                                         =========        =========


  The Notes to Financial Statements are an integral part of these statements.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1.    BACKGROUND

Deep Field Technologies, Inc. ("Deep Field Technologies" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technologies 2, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by Deep Field Technologies 2 and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. Deep Field Technologies intends to continue to develop, market and license the Unified Messaging line of computerized telephony software.

In September, 2004, iVoice Inc. announced that it intends to distribute to its shareholders all of the Deep Field Technologies Class A Common Stock.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Unified Messaging, and certain accrued liabilities and related party debt to Deep Field Technologies (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, Deep Field Technologies has entered into an administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide those services for itself.

Deep Field Technologies also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of Deep Field Technologies at the option of the holder as later described in these notes.

NOTE 2.    BUSINESS OPERATIONS

The Company will continue to develop, market and license the Unified Messaging line, which was developed by iVoice. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop computer or telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a web browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 3.    GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone company.

As of December 31, 2004, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $200,000 of secured convertible debentures in August 2004, and an additional $200,000 of secured convertible debentures in November 2004 around the time of filing of the registration statement for the Class A Common Stock. Interest on the secured convertible debentures is payable at 5% per annum and the secured convertible debentures are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company had also entered into a Standby Equity Distribution Agreement, subsequently terminated, where the Company could, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions required the Company to register its common stock under Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a) Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


business. Management believes the Assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

      b) Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c) Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Unified Messaging software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

      d) Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e) Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

      f) Research and development costs

      Research and development costs will be charged to expense as incurred.

      g) Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h) Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $100,000 net operating loss allocated to the unified messaging software business contained in these financial statements.

      i) Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      j) Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:


                                          As of            As of
                                       December 31,     December 31,
                                           2004             2003
                                       ------------     ------------
Pro Forma Basis and diluted purposes    10,050,000       10,050,000



      k) Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2004 and 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      l) Recent Accounting Pronouncements

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

      m) Reclassification

      Certain amounts in the 2003 financial statements were reclassified to conform to the 2004 presentation. The reclassification results in no changes in the net loss for that period.

      n) RELATED PARTY TRANSACTIONS

      During the years ended December 31, 2004 and 2003, iVoice allocated operating costs of $49,129 and $27,458, respectively to Deep Field Technologies. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Unified Messaging software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to Deep Field Technologies by iVoice based upon a ratio of revenue of the Unified Messaging software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Deep Field Technologies had performed these functions as a stand-alone company.

In conjunction with the spin-off, Deep Field Technologies has entered into an administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 6 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


         Federal Income Tax Rate                     (34.0)%
         Deferred Tax charge (Credit)                  0.0 %
         Effect on Valuation Allowance                38.1 %
         State Income Tax, Net of Federal Benefits   ( 4.1)%
         Effective Income Tax Rate                     0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $500,000 in convertible debentures. The debentures were to be convertible into Class A common stock at the discretion of the holders. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions would have required the Company to register its common stock under Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated.

On February 28, 2005, convertible debentures equal in principal to $400,000 were terminated and replaced with a secured promissory note of the same value. In addition, on February 28, 2005, Deep Field Technologies borrowed an additional $100,000 under the promissory note.

The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Deep Field Technologies. This amount is related to funds loaned to iVoice and is unrelated to the operations of. Deep Field Technologies. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, Inc., par value $.01 per share, for each dollar owed,
(ii) the number of shares of Class A Common Stock of Deep Field Technologies, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

Deep Field Technologies, Inc. entered into employment agreements with Jerome Mahoney, its Chairman of the Board and Mark Meller, its President, Chief Executive Officer and Chief Financial Officer, as of August 3, 2004 and October 1, 2004, respectively.

Each of the employment agreements is for a term of five years and provides for annual compensation of $85,000 with an annual increase based on the Consumer Price Index. However, if Deep Field Technologies, Inc. achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney and Mr. Meller will each be entitled to an automatic increase to $145,000. Each will also be entitled to additional bonus incentives based on any mergers or acquisitions completed by the Company.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


Mr. Meller will also be entitled to a sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to defer the receipt of said sum until such time that management believes it has sufficient financing in place to fund this obligation.

In conjunction with the various spin-offs, Deep Field Technologies has entered into an administrative services agreement with iVoice. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 8 - CAPITAL STOCK

Pursuant to Deep Field Technologist's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Deep Field Technologies' outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.


      a) Class A Common Stock

      As of December 31, 2004, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. Subsequent to December 31, 2004, upon the registration statement becoming effective, the Company's proposed 100,500-for-one stock split retroactively increased the shares to 10,050,000. (See note 9).


      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b) Class B Common Stock

      As of December 31, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that Deep Field Technologies, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2004, no shares were issued or outstanding.

      c) Class C Common Stock

      As of December 31, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2004, no shares were issued or outstanding.

      d) Preferred Stock

      Deep Field Technologies is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 31, 2004, Deep Field Technologies has not issued any shares of Preferred Stock.

NOTE 9 - SUBSEQUENT EVENTS

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. The Company issued $200,000 of secured convertible debentures on the dates and in the amounts as followed: August 2004 for $200,000 and November 2004 for $200,000. These were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of Deep Field Technologies.

On February 28, 2005, the Company renegotiated the terms and conditions of its Convertible Debentures with the holders of such debentures. The parties thereto agreed to terminate the Convertible Debentures replacing them with a Promissory Note. The Promissory Note was in the amount of $500,000, $400,000 of which replaced the convertible debentures, and $100,000 of which was advanced on February 28, 2005. A commitment fee of 10% of the face amount of the Convertible Debentures was paid at the time of each advance on the Convertible Debentures. Such commitment fees were credited against commitment fees due and owing against the Note. The balance of the commitment fee against the Note was paid on February 28, 2005, at the time that such $100,000 was advanced to the Company.

The Promissory Note bears interest at the rate of 12% per annum. Principal on the Note will be amortized in equal weekly installments of $10,000 commencing on July 4, 2005. Payments of interest shall commence on September 1, 2005 and shall continue on the first day of each calendar month thereafter until the principal is paid in full. Payment in full of the principal and interest on the Note is due on or before July 4, 2006. In the event all principal and interest has not been paid by the one year anniversary from the initial payment on July 4, 2005, in accordance with the amortization schedule described above, the Company will make a lump sum payment of all outstanding interest and principal on July 4, 2006.

                          DEEP FIELD TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


On February 28, 2005, iVoice, Inc. agreed to provide a full and unconditional guaranty of the payment and performance obligations of Deep Field Technologies under the promissory note which cannot be discharged, except as specifically provided in the promissory note and the related documents. Under the guaranty, if Deep Field Technologies defaults in payment or performance of any of its obligations under the promissory note, iVoice, Inc. is required to pay or perform such obligations upon two days' written notice or demand by the holders of the promissory notes and to take an advance or advances, as may be necessary, from the Standby Equity Distribution Agreement by and between iVoice Inc. and Cornell Capital Partners, LP. Notwithstanding anything to the contrary, so long as the outstanding principal amount is zero or would be made zero simultaneously with the termination, iVoice, Inc. shall have the right to terminate the guaranty at any time by providing written notice of such termination. Notwithstanding anything to the contrary, this Guaranty shall be discharged and terminated upon the Company's registration statement in connection with the Distribution being declared effective by the U.S Securities and Exchange Commission.

Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, Deep Field Technologies may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Effective February 28, 2005, the Deep Field Technologies terminated its Standby Equity Distribution Agreement, dated August 2004, entered into by and between the Company and Cornell Capital Partners, LLP. On March 9, 2005, the Company executed a non-binding letter agreement with Cornell Capital Partners LLP whereby the parties agreed subject to the satisfaction of certain conditions to enter into a Standby Equity Distribution Agreement following the date that the Company's registration statement on Form SB-2, as filed with the Securities and Exchange Commission on November 2004, is deemed effective by that agency. Subject to various conditions, the non-binding letter of commitment provides that, upon execution of definitive documents and the satisfaction of any conditions that may be set forth in such documents Deep Field Technologies will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The non-binding letter of commitment provides that purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, non-binding letter of commitment provides that Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, Deep Field Technologies has not drawn down on the equity line of credit.


According to the registration statement for the distribution of the Deep Field Technologies Class A Common Stock, a 100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement. The Company has retroactively restated the shares outstanding at December 31, 2004 for this stock split.

                          DEEP FIELD TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                   (Unaudited)


ASSETS                                                               March 31,
------                                                                 2005
                                                                    ---------
CURRENT ASSETS
 Cash and cash equivalents                                          $ 375,250
 Accounts receivable                                                    3,000
 Inventory, net                                                           317
                                                                    ---------
 Total current assets                                                 378,567

TOTAL ASSETS                                                        $ 378,567

LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
CURRENT LIABILITIES
 Accounts payable and accrued expenses                              $ 100,706
 Notes Payable                                                        500,000
                                                                    ---------
 Total current liabilities                                            600,706

OWNER'S EQUITY (DEFICIENCY)
 Preferred stock, par value $1; Authorized
   1,000,000 shares; no shares issued or outstanding
 Common Stock                                                               0

 Class A, no par value; Authorized 10,000,000,000
   shares; 10,050,000 shares issued and outstanding                         0

 Class B, par value $.01; Authorized 50,000,000 shares;
   no shares issued and outstanding                                         0
 Class C, par value $.01; Authorized 20,000,000
   shares; no shares issued and outstanding                                 0
 Net investment, iVoice, Inc.                                         148,302
 Accumulated deficit                                                 (370,441)
                                                                    ---------
   Total owner's equity (deficiency)                                 (222,139)
                                                                    ---------
TOTAL LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)                   $ 378,567
                                                                    =========


The Notes to the Unaudited Financial Statements are an integral part of these statements.


                         DEEP FIELD TECHNOLOGIES, INC.
                           STATEMENTS OF OPERATIONS
              For The Three Months Ended March 31, 2005 and 2004
                                  (Unaudited)

                                                                   2005            2004
                                                                 --------        --------
SALES, net                                                       $    112        $  2,852

COST OF SALES                                                        --             1,138
                                                                 --------        --------
GROSS PROFIT                                                          112           1,714
                                                                 --------        --------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
     Selling expenses                                                --               962
     General & administrative expense                              62,876          10,527
     Research & development                                          --               930
                                                                 --------        --------
       Total Selling, General &                                    62,876          12,419
Administrative expenses
                                                                 --------        --------
LOSS FROM CONTINUING OPERATIONS                                   (62,764)        (10,705)
                                                                 --------        --------
OTHER INCOME (EXPENSE)
     Other income                                                     710             845
     Write off of financing costs                                 (10,000)        (33,971)
     Interest expense                                              (5,343)           (240)
                                                                 --------        --------
        Total other income (expense)                              (14,633)        (33,366)
                                                                 --------        --------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                                      (77,397)        (44,071)
                                                                                 --------
PROVISION FOR INCOME TAXES                                           --              --
                                                                                 --------
NET LOSS FROM CONTINUING OPERATIONS                              $(77,397)       $(44,071)

                                                               ==========      ==========

NET LOSS PER COMMON SHARE:
Basic                                                          $     (.01)     $     (.00)
                                                               ==========      ==========
Diluted                                                        $     (.01)     $     (.00)
                                                               ==========      ==========

Average weighted common shares                                 10,050,000      10,050,000
                                                               ==========        ========


The Notes to the Unaudited Financial Statements are an integral part of these statements.

                         DEEP FIELD TECHNOLGIES, INC.
                            STATEMENTS OF CASH FLOW
              For The Three Months Ended March 31, 2005 and 2004
                                  (Unaudited)

                                                         2005          2004
                                                      ---------     ---------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                            $ (77,397)    $ (44,071)
  Changes in operating assets and liabilities
     Decrease in inventory                                 --              66
     Decrease in cost in excess of billing                 --              44
     Increase in accounts payable and accrued
       expenses                                          53,193          --
     (Decrease) in deferred maintenance
       contracts                                           (112)         --
                                                      ---------     ---------
  Net cash (used in) operating activities               (24,316)      (43,961)
                                                      ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                            --          43,961
  Sale of convertible debentures                        100,000          --
                                                      ---------     ---------
  Net cash provided by financing activities             100,000        43,961
                                                      ---------     ---------
NET INCREASE IN CASH                                     75,684            --

CASH - Beginning of period                              299,566            --
                                                      ---------     ---------

CASH - End of period                                  $ 375,250     $      --
                                                      =========     =========

NOTE 12 - SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID DURING THE PERIOD FOR:
Interest expense                                      $    --       $      --
                                                      =========     =========
Income taxes                                          $    --       $      --
                                                      =========     =========


The Notes to the Unaudited Financial Statements are an integral part of these statements.

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004

NOTE 1 - BACKGROUND

The unaudited interim financial statements included herein have been prepared by Deep Field Technologies, Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later that year.

The management of the Company believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

Deep Field Technologies, Inc. ("Deep Field Technologies" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of Deep Field Technologies, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by Deep Field Technologies 2 and assigned to the Company.

In September 2004, the Board of Directors of iVoice resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. Deep Field Technologies indends to continue to develop, market and license the Unified Messaging line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Unified Messaging, and certain accrued liabilities and related party debt to Deep Field Technologies (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, Deep Field Technologies has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, Deep Field Technologies is unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004

services agreement will be continued with respect to those services on a month-to-month basis.

Deep Field Technologies also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of Deep Field Technologies at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Unified Messaging line, which was developed by iVoice. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop computer or telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a web browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone company.

As of March 31, 2005, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $200,000 of secured convertible debentures in August 2004, and an additional $200,000 of secured convertible debentures in November 2004. On February 28, 2005, convertible debentures equal in principal to $500,000 were terminated and replaced with a secured promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


f)    Research and development costs

      Research and development costs will be charged to operations as incurred.

g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Upon completion of the spin-off the Company will have access to approximately $400,000 net operating loss allocated to the unified voice messaging software business contained in these financial statements.

i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


                                          As of         As of
                                        March 31,      March 31,
                                           2005          2004
                                        --------       ---------
Pro Forma Basis and diluted purposes   10,050,000     10,050,000


k)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of March 31, 2005 and 2004, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


NOTE 5  -  RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2004, iVoice allocated operating costs of $43,961 to Deep Field Technologies. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Unified Messaging software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to Deep Field Technologies by iVoice based upon a ratio of revenue of the Unified Messaging software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Deep Field Technologies had performed these functions as a stand-alone company.

In conjunction with the spin-off, Deep Field Technologies has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 6  -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

         Federal Income Tax Rate                      (34.0)%
         Deferred Tax charge (Credit)                   0.0 %
         Effect on Valuation Allowance                 38.1 %
         State Income Tax, Net of Federal Benefits    ( 4.1)%
         Effective Income Tax Rate                      0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. The Company has provided a 100% valuation of its deferred tax assets.

NOTE 7  -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $500,000 in convertible debentures. The debentures were to be convertible into Class A common stock at the discretion of the holders. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions would have required the Company to register its common stock under Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated.

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


On February 28, 2005, convertible debentures equal in principal to $400,000 were terminated and replaced with a secured promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Deep Field Technologies. This amount is related to funds loaned to iVoice and is unrelated to the operations of Deep Field Technologies. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies, Inc., par value $.01 per share, for each dollar owed, (ii) the number of shares of Class A Common Stock of Deep Field Technologies, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

Deep Field Technologies, Inc. entered into employment agreements with Jerome Mahoney, its Chairman of the Board and Mark Meller, its President, Chief Executive Officer and Chief Financial Officer, as of August 3, 2004 and October 1, 2004, respectively.

Each of the employment agreements is for a term of five years and provides for annual compensation of $85,000 with an annual increase based on the Consumer Price Index. However, if Deep Field Technologies, Inc. achieves annual sales equal to or greater than $2,000,000, Mr. Mahoney and Mr. Meller will each be entitled to an automatic increase to $145,000. Each will also be entitled to additional bonus incentives based on any mergers or acquisitions completed by the Company.

Mr. Meller will also be entitled to a sum of $50,000 upon the completion of the Distribution. Mr. Meller has agreed to defer the receipt of said sum until such time that management believes it has sufficient financing in place to fund this obligation.

In conjunction with the various spin-offs, Deep Field Technologies has entered into temporary administrative services agreement with iVoice. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE  8  -  CAPITAL STOCK

Pursuant to Deep Field Technologies' certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of

                        DEEP FIELD TECHNOLOGIES, INC.
                 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                           MARCH 31, 2005 AND 2004


Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Deep Field Technologies' outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

a)    Class A Common Stock


      As of March 31, 2005, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. Subsequent to March 31, 2005, upon the registration statement becoming effective, the Company's proposed 100,500-for-one stock split retroactively increased the shares to 10,050,000.


      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

b)    Class B Common Stock

      As of March 31, 2005, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that Deep Field Technologies, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of March 31, 2005, no shares were issued or outstanding.

c)    Class C Common Stock

      As of March 31, 2005, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of March 31, 2005, no shares were issued or outstanding.

d)    Preferred Stock

      Deep Field Technologies is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of March 31, 2005, Deep Field Technologies has not issued any shares of Preferred Stock.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of operations for the three months ended March 31, 2005, for the years ended December 31, 2004 and 2003 and the unaudited pro forma condensed balance sheet at March 31, 2005 and December 31, 2004 present the results of operations and financial position of Deep Field Technologies, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003 and for the three months ended March 31, 2005 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice, Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of Deep Field Technologies, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if Deep Field Technologies had operated independently. The pro forma financial information should not be relied upon as being indicative of results Deep Field Technologies would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                 CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                  (UNAUDITED)

                            AS OF DECEMBER 31, 2004


                                                           As             Pro Forma
                                                        Reported          Adjustments         Pro Forma
                                                        --------          -----------         ---------

Current Assets
    Cash                                               $ 299,566           $    --            $ 299,566
    Accounts Receivable                                    3,000                --                3,000
    Inventory                                                317                --                  317
                                                       ---------           ---------          ---------
    Total Current Assets                                 302,883                --              302,883
                                                       ---------           ---------          ---------
Total Assets                                           $ 302,883           $    --            $ 302,883
                                                       =========           =========          =========

Current Liabilities
   Accounts payable and accrued
   liabilities:                                           47,513                --               47,513
   Due to related party                                     --               190,000            190,000
   Convertible debentures                                400,000                --              400,000
   Deferred maint contracts                                  112                --                  112
                                                       ---------           ---------          ---------

   Total current liabilities                             447,625             190,000            637,625

Stockholder's deficit                                   (144,742)           (190,000)          (334,742)
                                                       ---------           ---------          ---------
Total Liabilities and Stockholder's Deficit            $ 302,883           $    --            $ 302,883
                                                       =========           =========          =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                 CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                  (UNAUDITED)

                             AS OF MARCH 31, 2005


                                                            As              Pro Forma
                                                         Reported          Adjustments       Pro Forma
                                                         --------          -----------       ---------

Current Assets
Cash                                                    $ 375,250          $    --            $ 375,250

Accounts Receivable                                         3,000               --                3,000

Inventory                                                     317               --                  317
                                                        ---------          ---------          ---------
         Total Current Assets                             378,567               --              378,567
                                                        ---------          ---------          ---------

Total Assets                                            $ 378,567          $    --            $ 378,567
                                                        =========          =========          =========
Liabilities and Stockholder's Deficit
Current Liabilities
   Accounts payable and accrued liabilities               100,706               --              100,706
      Due to related party                                   --              190,000            190,000
      Convertible debentures                              500,000               --              500,000
                                                        ---------          ---------          ---------
         Total current liabilities                        600,706            190,000            790,706
                                                        ---------          ---------          ---------

Stockholder's deficit                                    (222,139)          (190,000)          (412,139)
                                                        ---------          ---------          ---------

Total Liabilities and Stockholder's Deficit             $ 378,567          $    --            $ 378,567
                                                        =========          =========          =========


See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                       PRO FORMA STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                         YEAR ENDED DECEMBER 31, 2004


                                               As               Pro Forma
                                            Reported           Adjustments         Pro Forma
                                            --------           -----------         ---------

Sales, net                                 $   7,344            $    --            $   7,344

Cost of Sales                                  2,352                 --                2,352
                                           ---------            ---------          ---------
Gross Profit                                   4,992                 --                4,992

Selling General and Administrative
  Expenses                                   125,738               35,000            160,738
                                           ---------            ---------          ---------

Loss from Operations                        (120,746)             (35,000)          (155,746)

Other Income (Expense)                       (73,515)             (12,350)           (85,865)
                                           ---------            ---------          ---------

Loss before Income Taxes                    (194,261)             (47,350)          (241,611)

Provision for Income Taxes                      --                   --                 --
                                           ---------            ---------          ---------

Net Loss                                   $(194,261)           $ (47,350)         $(241,611)
                                           =========            =========          =========

Net Loss Per Common Share:
    Basic                                                                          $   (0.02)
                                                                                   =========

    Diluted                                                                        $   (0.02)
                                                                                   =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                       PRO FORMA STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                         YEAR ENDED DECEMBER 31, 2003


                                                          As               Pro Forma
                                                       Reported           Adjustments        Pro Forma
                                                       --------           -----------        ---------

Sales, net                                             $   8,505                             $   8,505

Cost of Sales                                              3,447                --               3,447
                                                       ---------           ---------         ---------

Gross Profit                                               5,058                --               5,058

Selling General and Administrative Expenses               24,288              60,000            84,288
                                                       ---------           ---------         ---------

Income (Loss) from Operations                            (19,230)            (60,000)          (79,230)

Other Income (Expense)                                    (9,708)            (12,350)          (22,058)
                                                       ---------           ---------         ---------

Loss before Income Taxes                                 (28,938)            (72,350)         (101,288)

Provision for Income Taxes                                  --                  --                --
                                                       ---------           ---------         ---------

Net Loss                                               $ (28,938)          $ (72,350)        $(101,288)
                                                       =========           =========         =========

Net Loss Per Common Share:

  Basic                                                                                      $   (0.01)
                                                                                             =========

  Diluted                                                                                    $   (0.01)
                                                                                             =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 2005


                                                           As             Pro Forma
                                                        Reported          Adjustments         Pro Forma
                                                        --------          -----------         ---------

Sales, net                                              $    112           $   --             $    112

Cost of Sales                                               --                 --                 --
                                                        --------           --------           --------

Gross Profit                                                 112               --                  112

Selling General and Administrative Expenses               62,876               --               62,876
                                                        --------           --------           --------

Loss from Operations                                     (62,764)              --              (62,764)

Other Income (Expense)                                   (14,633)            (3,088)           (17,721)
                                                        --------           --------           --------

Loss before Income Taxes                                 (77,397)            (3,088)           (80,485)

Provision for Income Taxes                                  --                 --                 --
                                                        --------           --------           --------

Net Loss                                                $(77,397)          $ (3,088)          $(80,485)
                                                        ========           ========           ========

Net Loss Per Common Share:
    Basic
                                                                                              $  (0.01)
                                                                                              ========

    Diluted                                                                                   $  (0.01)
                                                                                              ========


         NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 1.

The historical financial statements of Deep Field Technologies, Inc. reflect periods during which Deep Field Technologies did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had Deep Field Technologies been a separate, independent public company during the periods presented, nor are they indicative of future performance.

Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

The pro forma unaudited balance sheet for the year ended December 31, 2004 was prepared assuming the distribution occurred on December 31, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

          a) The Company is assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Deep Field Technologies, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of Deep Field Technologies, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

The pro forma unaudited balance sheet for the three months ended March 31, 2005 was prepared assuming the distribution occurred on March 31, 2005 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

          a) The Company is assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Deep Field, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of Deep Field, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by
               (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this

               Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

The pro forma unaudited statement of operations for the year ended December 31, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

          a) $35,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Deep Field Technologies and iVoice, Inc.

          b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Deep Field Technologies.

      The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

          a) $60,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Deep Field Technologies and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, Deep Field Technologies has entered into a temporary administrative service agreement with iVoice. The administrative services agreement will continue on a month to month basis until Deep Field Technologies has found replacement services for those services being provided by iVoice or can provide these services for itself.

          b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Deep Field Technologies.

The pro forma unaudited statement of operations for the three months ended March 31, 2005 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

          a) $3,088 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Deep Field Technologies.

NOTE 4.


The average number of shares of Deep Field Technologies common stock used in the computation of basic and diluted net income per share was 10,050,000 for the three months ended March 31, 2005 and years ended December 31, 2004 and 2003, based on a distribution ratio of one share of Deep Field Technologies Class A common stock for every 988 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

-------------------------------------------------------------------------------

      Until ___, all dealers that
effect transactions in these
securities, whether or not
participating in this offering may
be required to deliver a prospectus.
This is in addition to the dealers'
obligation to deliver a prospectus
when acting as underwriters and
with respect to their unsold
allotments or subscription. The
information contained in this                 Deep Field Technologies, Inc.
prospectus is current only as of
its date.
                                                  10,050,000 Shares of
          ____________________                    Class A Common Stock

            TABLE OF CONTENTS
                                Page              ____________________
                                ----
Prospectus Summary...............
Summary of the Distribution......
Summary Condensed Financial
  Information....................                        [LOGO]
Potential Dilution Due to
  Conversion at Below Market
  Price..........................
Risk Factors.....................
Cautionary Statement Regarding                    ____________________
  Forward-Looking Statements.....
Use of Proceeds..................
Management's Discussion and
  Analysis of Financial
  Condition and Results of                        Date: ________, 2005
  Operations.....................
Our Business.....................
Deep Field Technologies'
  Management.....................
Certain Relationships and
  Related Transactions...........
Principal Stockholders...........
Description of Securities .......
The Distribution.................
Federal Income Tax Consequences
  of the Distribution............
Change in Accountants............
Reasons for Furnishing this
  Document.......................
Relationship between iVoice
  and Deep Field Technologies
  following the Distribution.....
Where You Can Find More
  Information....................
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                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Deep Field Technologies' bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of Deep Field Technologies) by reason of the fact that such person is or was a director or an officer of Deep Field Technologies against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of Deep Field Technologies and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. Deep Field Technologies' bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of Deep Field Technologies to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of Deep Field Technologies against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of Deep Field Technologies and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Deep Field Technologies will pay all expenses in connection with this offering.

       Securities and Exchange Commission
         Registration Fee                                     $32
       Printing and Engraving Expenses                    $25,000
       Accounting Fees and Expenses                        $8,000
       Legal Fees and Expenses                           $150,000
       Miscellaneous                                      $30,000
                                                         --------

       TOTAL                                             $213,032
                                                         --------

Item 26.  Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and November 19, 2004, Deep Field Technologies issued an aggregate of $400,000 in secured convertible debentures,

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with interest payable at 5% per annum, to Cornell Capital Partners. The debentures are convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of Deep Field Technologies. On February 28, 2005, the secured debentures were terminated and replaced with a promissory note in the amount of $500,000 ($400,000 representing replacement notes and $100,000 representing new financing).

      Effective August 12, 2004, Deep Field Technologies entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, Deep Field Technologies entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, Deep Field Technologies received a non-binding letter of intent from Cornell Capital whereby Cornell Capital agreed has offered, subject to satisfaction of certain conditions, to purchase shares of Deep Field Technologies' common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. Pursuant to the terms of the non-binding letter of intent, if the definitive documentation is executed, Deep Field Technologies, subject to satisfaction of conditions, may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that Deep Field Technologies delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      Deep Field Technologies has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of Deep Field Technologies. Deep Field Technologies, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Deep Field Technologies,

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par value $0.01, for each dollar owed, (ii) the number of shares of Class A
Common Stock of Deep Field Technologies calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. Deep Field Technologies has yet to record this liability on its financial statements, as the promissory note will not be assumed by Deep Field Technologies until the effectiveness of the registration statement.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. Deep Field Technologies made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by Deep Field Technologies, after approval by our legal counsel. Deep Field Technologies believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. Deep Field Technologies also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27.  Exhibits

No.                  Description
---                  ---------------------------------------------------------
3.1*                 Amended and Restated Certificate of Incorporation of Deep
                     Field Technologies, Inc.

3.2*                 By-laws of Deep Field Technologies, Inc.

4.1* Form of Deep Field Technologies, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP

5.1*                 Opinion of Meritz & Muenz LLP


9*                   Irrevocable Proxy of Mark Meller, dated June 16, 2005

10.1* Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and iVoice Technology 2, Inc.

10.2* Securities Purchase Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP.

10.3* Escrow Agreement, dated August 12, 2004, between iVoice Technology 2, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4* Registration Rights Agreement, dated August 12, 2004, between iVoice


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                     Technology 2, Inc. and Cornell Capital Partners, LP

10.5* Escrow Agreement, dated August 12, 2004, between iVoice Technology 2, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP

10.6* Investor Registration Rights Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP.

10.7* Security Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Cornell Capital Partners, LP.

10.8* Placement Agent Agreement, dated August 12, 2004, between iVoice Technology 2, Inc. and Sloan Securities Corporation.

10.9* Employment Agreement, dated as of August 3, 2004, between iVoice Technology 2, Inc. and Jerome Mahoney

10.10* Employment Agreement, dated as of October 1, 2004, between iVoice Technology 2, Inc. and Mark Meller

10.11* Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and iVoice Technology 2, Inc.

10.12* Assignment and Assumption Agreement and Consent, dated November 11, 2004 between iVoice Technology 2, Inc. and Deep Field Technologies, Inc.

10.13                [Intentionally omitted.]

10.14                [Intentionally omitted.]

10.15*               Waiver dated January 6, 2005 of Jerome Mahoney

10.16* Promissory Note from Deep Field Technologies, Inc. to Jerome Mahoney (undated)

                     Amendment to Employment Agreement, dated January 11, 2005,
10.17*               between Deep Field Technologies, Inc. and Mark Meller

10.18* Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and Deep Field Technologies, Inc., with respect to a Securities Purchase Agreement, Convertible Debentures, Security Agreement, Investor Registration Rights Agreement, an Escrow Agreement and Irrevocable Transfer Agent Instructions, each dated August 13, 2004.


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10.19*               Termination Agreement, dated February 28, 2005, between
                     Cornell Capital Partners, LP and Deep Field Technologies, Inc., with respect to a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement, each dated August 13, 2004.

10.20* Promissory Note, dated February 28, 2005, from Deep Field Technologies, Inc. to Cornell Capital Partners, LP

10.21* Security Agreement, dated as of February 28, 2005, by and between Deep Field Technologies, Inc. and Cornell Capital Partners, LP

10.22* Guaranty of Promissory Note from Deep Field Technologies, Inc. to Cornell Capital Partners, LP, made by iVoice, Inc. in favor of Cornell Capital Partners, LP

10.23* Non-Binding Letter of Intent, dated March 9, 2005, between Cornell Capital Partners, LP and Deep Field Technologies, Inc.
10.24* Amendment No. 1 to Employment Agreement, dated April 1, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney

10.25* Amendment No. 2 to Employment Agreement, dated May 25, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney

10.26* Amendment No. 2 to Employment Agreement, dated April 1, 2005, between Deep Field Technologies, Inc. and Mark Meller

10.27* Amendment No. 3 to Employment Agreement, dated May 25, 2005, between Deep Field Technologies, Inc. and Mark Meller


10.28* Amendment No. 3 to Employment Agreement, dated July 18, 2005, between Deep Field Technologies, Inc. and Jerome Mahoney

10.29* Amendment No. 4 to Employment Agreement, dated July 18, 2005, between Deep Field Technologies, Inc. and Mark Meller


16* Letter of Mendlowitz Weitsen, LLP, dated May 27, 2005, with respect to the change in the Company's principal accountants

23.1                 Consent of Bagell, Josephs & Company, L.L.C.


23.2* Consent of Meritz & Muenz LLP (included in its opinion filed as Exhibit 5.1 hereto)


*     Previously filed.


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Item 28.  Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 5 to the registration statement to be signed on our behalf by the undersigned, on August 3, 2005.


                                    DEEP FIELD TECHNOLOGIES, INC.

                                    By: /s/ Jerome R. Mahoney
                                        ----------------------------
                                    Name:  Jerome R. Mahoney
                                    Title:  Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                      TITLE                         DATE


/s/Jerome R. Mahoney           Chairman of the Board         August 3, 2005
-------------------

Jerome R. Mahoney


/s/Mark Meller                 President (Principal          August 3, 2005
-------------

Mark Meller                    Executive Officer), Chief
                               Executive Officer and Chief
                               Financial Officer (Principal
                               Accounting Officer)
                               and Director


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